Exhibit 99.1

BGC DIVISION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the management of BGC Division,

We have audited the accompanying combined statements of financial condition of BGC Division (the “Division”) as of December 31, 2007 and 2006, and the related combined statements of operations, cash flows, and changes in net assets for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Division’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Division is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Division’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of BGC Division at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the combined financial statements, on April 1, 2008 the Division was a party to a business combination of entities under common control.

As discussed in Note 2 to the combined financial statements, in 2006 the Division changed its method of accounting for share-based payments to conform to Statement of Financial Accounting Standard No. 123R, Share-Based Payment.

/s/    Deloitte & Touche LLP

New York, New York

April 16, 2008

BGC DIVISION

COMBINED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	December 31,
	2007	2006
Assets
Cash and cash equivalents	$239,248	$109,050
Cash segregated under regulatory requirements	2,683	4,119
Securities purchased under agreements to resell	88,443	34,046
Securities owned:
Pledged as collateral	31,434	28,234
Unencumbered	301	40,767
Receivable from brokers, dealers, clearing organizations, customers and related broker-dealers	221,079	452,925
Accrued commissions receivable, net of allowance for doubtful accounts	140,887	113,783
Receivable from related parties	15,163	82,104
Forgivable loans and other receivables from employees	63,304	53,012
Fixed assets, net	76,558	78,114
Investments	9,913	9,776
Goodwill	50,642	55,044
Other intangibles, net	10,098	9,621
Other assets	51,932	47,271

Total assets	$1,001,685	$1,117,866

Liabilities and Net Assets
Accrued compensation	$81,510	$49,319
Payables to brokers, dealers, clearing organizations, customers and related broker-dealers	270,465	410,834
Payables to related parties	144,649	112,710
Securities sold under agreements to repurchase	—	25,313
Long-term debt to related parties	196,818	248,896
Accounts payable, accrued and other liabilities	177,712	191,078

Total liabilities	871,154	1,038,150
Commitments, contingencies and guarantees (Note 15)	—	—
Minority interest	9,416	7,043
Net assets	121,115	72,673

Total liabilities and net assets	$1,001,685	$1,117,866

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

BGC DIVISION

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended December 31,
	2007	2006	2005
Revenues:
Commissions	$715,064	$512,075	$343,327
Principal transactions	205,049	134,939	119,586
Fees from related parties	45,390	22,498	13,059
Market data	18,981	17,409	16,283
Interest income	13,195	21,545	9,048
Other revenues	2,916	19,614	2,432

Total revenues	1,000,595	728,080	503,735
Expenses:
Compensation and employee benefits	580,804	510,893	386,752
Occupancy and equipment	62,630	70,790	43,890
Communications	49,616	47,712	37,214
Professional and consulting fees	46,995	43,906	30,603
Fees to related parties	72,281	47,842	33,277
Selling and promotion	51,186	43,912	33,550
Commissions and floor brokerage	17,975	8,593	7,000
Interest expense	26,251	30,069	13,875
Other expenses	27,524	38,861	21,158

Total expenses	935,262	842,578	607,319

Income (loss) from continuing operations before income taxes and minority interest	65,333	(114,498)	(103,584)
Minority interest	2,373	11	(16)
Provision for income taxes	14,691	(1,843)	(7,634)

Income (loss) from continuing operations	48,269	(112,666)	(95,934)
Loss from discontinued operations	—	(646)	(145)
Income tax (benefit) provision from discontinued operations	—	(4)	28
Cumulative effect of a change in accounting principle	—	(10,080)	—

Net income (loss)	$48,269	$(123,396)	$(96,051)

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

BGC DIVISION

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$48,269	$(123,396)	$(96,051)
Adjustments to reconcile net income (loss) to net cash provided by (used) in operating activities:
Stock-based compensation	4,591	—	—
Depreciation and amortization	29,645	24,584	22,192
Forgivable loan amortization	34,439	37,158	28,397
Grant units	509	31,357	1,089
Minority interest	2,373	11	(16)
Deferred tax provision	1,436	(2,347)	(3,409)
Other	(1,149)	(156)	—
Changes in operating assets and liabilities:
Decrease (increase) in cash segregated under regulatory requirements	1,436	(1,741)	1,156
Increase in securities purchased under agreements to resell	(54,397)	(17,926)	(16,120)
Decrease in securities owned	37,266	447	5,151
Decrease (increase) in receivables from brokers, dealers, clearing organizations, customers and related broker-dealers	231,846	(143,416)	(129,686)
Increase in accrued commissions receivable, net of allowance for doubtful accounts	(27,104)	(19,016)	(15,149)
Decrease (increase) in receivables from related parties	66,941	(39,439)	39,411
Increase in forgivable loans and other receivables from employees	(44,731)	(32,650)	(64,387)
(Increase) decrease in other assets	(5,010)	(8,190)	2,196
Increase (decrease) in accrued compensation	27,600	5,183	(4,412)
Increase (decrease) in securities loaned to related parties	—	(8,201)	8,201
(Decrease) increase in securities sold under agreements to repurchase	(25,313)	20,490	—
(Decrease) increase in payable to brokers, dealers, clearing organizations, customers and related broker-dealers	(140,369)	125,861	109,897
Increase in payables to related parties	31,939	24,739	70,286
(Decrease) increase in accounts payable, accrued and other liabilities	(13,762)	58,746	18,452

Net cash provided by (used in) operating activities	206,455	(67,902)	(22,802)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(24,179)	(38,853)	(38,599)
Payments for acquisitions, net of cash acquired	—	(6,714)	(70,863)
Proceeds from the sale of equities brokerage business to related parties	—	2,556	—

Net cash used in investing activities	(24,179)	(43,011)	(109,462)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	—	8,098	145,978
Capital withdrawals	—	(1,610)	—
Long-term debt borrowings with related parties	57,000	94,578	154,318
Long-term debt repayments with related parties	(109,078)	—	—
Short-term borrowing repayments	—	(8,470)	(59,880)

Net cash (used in) provided by financing activities	(52,078)	92,596	240,416

Net increase (decrease) in cash and cash equivalents	130,198	(18,317)	108,152
Cash and cash equivalents at beginning of period	109,050	127,367	19,215

Cash and cash equivalents at end of period	$239,248	$109,050	$127,367

Supplemental cash information:
Cash paid during the period for taxes	$6,921	$3,313	$2,911

Cash paid during the period for interest	$26,191	$33,165	$10,680

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

BGC DIVISION

COMBINED STATEMENT OF CHANGES IN NET ASSETS

(in thousands)

Net Assets:

Balance, January 1, 2005	$107,208
Net loss	(96,051)
Capital contributions	145,978
Distributions on grant units	1,089

Balance, December 31, 2005	158,224

Net loss	(123,396)
Capital contributions	8,098
Capital withdrawals deemed dividends	(1,610)
Distributions on grant units	3,125
Grant units—impact of SFAS 123R	28,232

Balance, December 31, 2006	72,673

Net income	48,269
Distribution on grant units	53
Grant units—impact of SFAS 123R	456
Other capital related transactions	(336)

Balance, December 31, 2007	$121,115

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

1. Organization and Basis of Presentation

The BGC Division (“BGC” or “the Division”) is comprised of various wholly-owned subsidiaries, as well as businesses and divisions, of Cantor Fitzgerald, L.P. (“Cantor”). BGC is a global inter-dealer broker specializing in the brokering of over-the-counter (“OTC”) financial instruments and related derivative products. BGC provides integrated voice and electronic execution and other brokerage services to many of the world’s largest and most creditworthy broker-dealers and banks for a broad range of financial products globally, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, structured products and other instruments, as well as market data products for select financial instruments.

In August 2004, Cantor announced the restructuring of its inter-dealer brokerage business, re-naming it “BGC” in honor of B. Gerald Cantor, Cantor’s co-founder and a pioneer in screen brokerage services and fixed income market data products.

On April 1, 2008, BGC Partners, LLC and eSpeed, Inc. (“eSpeed”) merged pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008, and the surviving entity was renamed “BGC Partners, Inc.” (the “Combined Company”). In the merger, an aggregate of 133,860,000 shares of common stock and rights to acquire shares of the Combined Company were issued. Of these shares, 56,000,000 were in the form of Class B common stock or rights to acquire Class B common stock, and the remaining 77,860,000 shares and rights to acquire shares were in the form of Class A common stock or rights to acquire Class A common stock. Stockholders of eSpeed hold the same number and class of shares of the Combined Company common stock that they held in eSpeed prior to the merger. The Combined Company’s Class A common stock trades on the NASDAQ Global Market under the symbol “BGCP”.

The accompanying combined financial statements reflect the business and financial condition of the Division on a stand-alone basis, prior to the completion of the merger.

These combined financial statements include the financial statements of wholly-owned entities of Cantor transferred to BGC for all periods presented. The major entities consist of:

•	BGC Administrative Services, L.L.C.,

•	BGC Brokers GP Limited,

•	BGC Brokers, L.P.,

•	BGC Capital Markets (Japan), L.L.C.,

•	BGC Capital Markets (Switzerland) L.L.C.,

•	BGC Financial Group, Inc. formerly known as Maxcor Financial Group, Inc. (“Euro Brokers”) (included since date of acquisition, May 20, 2005),

•	BGC Holdings Turkey L.L.C.,

•	BGC International Holdings, L.P., with the exception of the clearance and settlement business known as Clearspeed, which will remain in Cantor,

•	BGC Partners (Australia) Pty Limited,

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

•	BGC Securities,

•	BGC Securities (Hong Kong) LLC,

•	BGC USA, L.P.,

•	BGCCMLP Holdings L.L.C., and

•	MIS Holdings, L.L.C.

In addition, the accompanying combined financial statements include the assets and liabilities and results of operations of certain divisions and businesses of Cantor transferred to BGC as part of the global restructuring. These divisions and businesses include:

•	Cantor’s BGCantor Market Data division, which is the source of real-time proprietary pricing and data currently derived through eSpeed and BGC for U.S. and European securities and derivatives;

•	Cantor’s investment in Freedom International Brokerage, a Canadian broker-dealer; and

•	Cantor’s North American futures business, which provides execution services for futures and options contracts on the Chicago Mercantile Exchange (“CME”) and the Chicago Board of Trade (“CBOT”).

The restructuring of Cantor’s and BGC’s businesses has been accounted for as a reorganization of entities under common control and, accordingly, the combined financial statements of BGC reflect the historical combined revenues and expenses, assets and liabilities and cash flows of Cantor’s inter-dealer brokerage businesses while operating both as BGC and as part of Cantor in the corporate structure that existed as of the date of these combined financial statements. The accompanying combined financial statements have been presented to reflect the historical results of BGC as it was managed as a division within the Cantor organization.

The accompanying combined financial statements include allocations of certain expenses, including occupancy of office space, utilization of fixed assets, accounting and operations services and information technology from various affiliates, which are included as part of “Fees to related parties” on the accompanying Combined Statements of Operations. These service expense allocations may be higher or lower than the amounts that would be charged by third parties if the Division did not obtain these services from Cantor. All allocations and estimates in these combined financial statements were based on assumptions that management believes were reasonable under the circumstances.

The accompanying combined financial statements include the accounts of the Division, its majority- and wholly-owned subsidiaries and all variable interest entities for which the Division is the primary beneficiary. Investments in which the Division does not have a controlling interest or is not the primary beneficiary are accounted for under the equity method.

The accompanying combined financial statements reflect the elimination of intercompany transactions and account balances within BGC and the divisions or businesses transferred from Cantor.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

2. Summary of Significant Accounting Policies

Use of Estimates:    The preparation of these combined financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these combined financial statements. Management believes that the estimates utilized in preparing these combined financial statements are reasonable and prudent. Estimates, by their nature, are based on judgment and available information. Actual results could differ materially from the estimates included in these combined financial statements.

Revenue Recognition:    The Division derives its revenues primarily through commissions from brokerage services, the spread between the buy and sell price on matched principal transactions, fees from certain information products and fees from related parties.

Commissions:    Commissions revenues are derived from agency brokerage transactions, whereby the Division connects buyers and sellers in the OTC and exchange markets and assists in the negotiation of the price and other material terms of transactions. Commission revenues and the related expenses are recognized on a trade date basis.

Principal Transactions:    Principal transactions revenues are primarily derived from matched principal transactions, whereby the Division simultaneously agrees to buy securities from one customer and sell them to another customer. A very limited number of trading businesses are allowed to enter into unmatched principal transactions to facilitate a customer’s execution needs for transactions initiated by such customers, or for the purpose of proprietary trading. Revenues earned from principal transactions represent the spread between the buy and sell price of the brokered security, commodity or derivative. Principal transaction revenues and related expenses are recognized on a trade date basis. Positions held as part of a principal transaction are marked to market on a daily basis.

Market Data:    Market data revenues primarily consist of subscription fees and fees from customized one-time sales provided to customers either directly or via third-party vendors. Market data revenues are recognized ratably over the contract term, except for revenues derived from customized one-time sales, which are recognized as services are rendered.

Fees from Related Parties:    Fees from related parties primarily consist of allocations for back-office services provided to Cantor and its affiliates including occupancy of office space, utilization of fixed assets, accounting, operations, human resources and legal services and information technology. Revenues are recognized as earned on an accrual basis.

Cash and Cash Equivalents:    The Division considers all highly liquid investments with original maturity dates of 90 days or less at the date of acquisition, other than those used for trading purposes, to be cash equivalents.

Cash Segregated under Regulatory Requirements:    Cash segregated under regulatory requirements represents funds received in connection with customer activities that the Division

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

is obligated to segregate or set aside to comply with regulations mandated by the Financial Services Authority in the United Kingdom (the “FSA”) that have been promulgated to protect customer assets.

Securities Purchased under Agreements to Resell:    Securities purchased under agreements to resell (“Reverse Repurchase Agreements”) are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be resold, including accrued interest. It is the policy of the Division to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under Reverse Repurchase Agreements. Collateral is valued daily and the Division may require counterparties to deposit additional collateral or return collateral pledged when appropriate. Certain of the Division’s Reverse Repurchase Agreements are with Cantor (see Note 8, Related Party Transactions, for more information regarding these agreements).

Securities Sold under Agreements to Repurchase:    Securities sold under agreements to repurchase (“Repurchase Agreements”) are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be repurchased, including accrued interest. The Division is generally required to provide collateral with a market value equal to or in excess of the principal amount borrowed under Repurchase Agreements.

Securities Owned:    Securities owned are comprised of positions held in connection with customer facilitation and liquidity trading, as well as securities held for investment purposes. Securities owned are classified as trading and are marked to market daily based on current listed market prices or broker quotes with the resulting gains and losses included in earnings in the current period. Unrealized and realized gains/losses from securities owned in connection with customer facilitation and liquidity trading are included as part of “Principal transactions” on the accompanying Combined Statements of Operations. Unrealized and realized gains/losses from securities held for investment purposes are included as part of “Other revenues” on the accompanying Combined Statements of Operations.

The Division can pledge securities it owns in order to satisfy deposit requirements at various exchanges or clearing organizations, to collateralize secured short-term borrowings to finance inventory positions and to collateralize securities lending arrangements.

Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers:    Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers primarily represent principal transactions which have not settled as of their stated settlement dates, cash held at clearing organizations and exchanges to facilitate settlement and clearance of matched principal transactions, and spreads on matched principal transactions that have not yet been remitted from/to clearing organizations and exchanges. Also included are amounts related to open derivative contracts executed on behalf of the Division’s customers. A portion of the unsettled principal transactions and open derivative contracts that constitute receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers are with related parties (see Note 8, Related Party Transactions, for more information regarding these receivables and payables).

Accrued Commissions Receivables:    Accrued commissions receivables represent amounts due from brokers, dealers, banks and other financial and non-financial institutions for the

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

execution of securities, foreign exchange and derivative agency transactions. Accrued commissions receivables are presented net of allowance for doubtful accounts of $1.1 million and $0.8 million as of December 31, 2007 and December 31, 2006, respectively. The allowance is based on management’s estimate and is reviewed periodically based on the facts and circumstances of each outstanding receivable.

Forgivable Loans and Other Receivables from Employees:    Forgivable loans and other receivables from employees primarily consist of loan contracts between the Division and employees that provide for the return of the loan if employment is severed prior to the termination of the contract. The forgivable loans are stated at historical value net of amortization, which is calculated using the straight-line method over the term of the contract, which is generally two or three years. Also included in forgivable loans and other receivables are advances on bonuses and salaries and other loan contracts that the Division may, from time to time, execute with employees. The Division expects to fully recover the forgivable loans if employees terminate their employment prior to the expiration of the contract, and expects to fully recover other advances and loans as agreed under the contracts. As such, the Division does not have an allowance related to forgivable loans and other receivables from employees (see Note 8, Related Party Transactions, for more information regarding these loans and other receivables).

Fixed Assets:    Fixed assets are carried at cost net of accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Internal and external direct costs of application development and obtaining software for internal use is capitalized and amortized over three years. Computer equipment is depreciated over lives of three to five years. Leasehold improvements are depreciated over the shorter of their estimated economic useful lives or the remaining lease term. Routine repairs and maintenance are expensed as incurred. When fixed assets are retired or otherwise disposed of, the related gain or loss is included in operating income. The Division has asset retirement obligations related to certain of its leasehold improvements, which it accounts for using the guidance in Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”), which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement cost is capitalized as part of the carrying amount of the long-lived asset. The liability is discounted and accretion expense is recognized using the long-term composite risk-free interest rate in effect when the liability was initially recognized.

Long-Lived Assets:    The Division periodically evaluates potential impairment of long-lived assets and amortizable intangibles, when a change in circumstances occurs, by applying the concepts of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and assessing whether the unamortized carrying amount can be recovered over the remaining life through undiscounted future expected cash flows generated by the underlying assets. If the undiscounted future cash flows were less than the carrying value of the asset, an impairment charge would be recorded. The impairment charge would be measured as the excess of the carrying value of the asset over the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. The Division concluded that there was no impairment of its long-lived assets for the years ended December 31, 2007, 2006 and 2005.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Goodwill and Indefinite Lived Intangible Assets:    Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as a purchase. As prescribed in SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and other indefinite lived intangible assets are no longer amortized, but instead are periodically tested for impairment. The Division reviews goodwill and other indefinite lived intangible assets for impairment on an annual basis during the fourth quarter of each fiscal year or whenever an event occurs or circumstances change that could reduce the fair value of a reporting unit below its carrying amount. The Division performed impairment evaluations for the years ended December 31, 2007, 2006 and 2005, and concluded that there was no impairment of its goodwill or indefinite lived intangible assets.

Income Taxes:    The Division accounts for income taxes using the asset and liability method pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Certain of the Division’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in the City of New York. Therefore, the tax liability or benefit related to the partnership’s income or loss except for UBT rests with the partners, rather than the partnership entity. As such, the partners’ liability or benefit is not reflected in the Division’s combined financial statements. Certain of the operations that will be contributed to the Division by Cantor, including the BGCantor Market Data division and the North American futures business, are part of partnerships that are subject to the UBT. Therefore, the Division has calculated taxes for these operations as if they were organized as partnerships subject to the UBT. The tax related assets, liabilities, provisions or benefits included in the Division’s combined financial statements also reflect the results of the entities that are taxed as corporations, either in the United States or in foreign jurisdictions.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a Company’s combined financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was effective for the Division as of January 1, 2007. The Division’s adoption of FIN 48 did not have a material impact on the Division’s combined financial statements (see Note 12, Income Taxes, for more information regarding the impact of adopting FIN 48).

The Division files income tax returns in the United States federal jurisdiction and various states, local and foreign jurisdictions. The Division is no longer subject to United States federal, state, local or non-U.S. income tax examination by tax authorities for the years prior to 2003, 1999 and 2000, respectively.

Grant Unit Awards:    Prior to January 1, 2006, the Division accounted for stock-based compensation under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

(“SFAS 123”). Under that guidance, the Division did not record any compensation expense for the quarterly distribution of net income by Cantor for the grant unit awards. These distributions were recorded as reductions to net assets. Cantor has the liability and obligation to pay out grant awards over the four-year period after a partner terminates his or her employment and fulfils their obligations under Cantor’s limited partnership agreement.

Effective January 1, 2006, the Division adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment (“SFAS 123R”), using the modified prospective method. Accordingly, grant units are accounted for as liability awards and the Division is required to record an expense for the change in the fair value of the liability awards for each reporting period. The change in fair value of that liability of Cantor is reflected as a non-cash stock-based compensation expense in the Division’s Combined Statements of Operations. In addition, quarterly distributions on such grant units are included in the Division’s compensation expense as a non-cash charge. Under the modified prospective method, the combined financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123R. The effect of adopting SFAS 123R on January 1, 2006 was a non-cash expense of $10.1 million recorded as a cumulative effect of change in accounting principle.

Foreign Currency Transactions:    The functional currency for the Division’s non-U.S. based operations is the U.S. dollar. Revenues and expenses of the Division’s foreign subsidiaries are remeasured at the average rates of exchange for the period, and assets and liabilities are remeasured at end-of-month-rates of exchange. Gains or losses resulting from these foreign currency remeasurements are included as part of “Other revenues” on the accompanying Combined Statements of Operations.

Derivative Financial Instruments:    Derivative contracts are instruments, such as futures, forwards or swaps contracts that derive their value from underlying assets, indices, reference rates or a combination of these factors. Derivative instruments may be listed and traded on an exchange, or they may be privately negotiated contracts, which are often referred to as OTC derivatives. Derivatives may involve future commitments to purchase or sell financial instruments or commodities, or to exchange currency or interest payment streams. The amounts exchanged are based on the specific terms of the contract with reference to specified rates, securities, commodities, currencies or indices.

The accounting for derivative contracts is established in SFAS No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). SFAS 133 requires that an entity recognize all derivative contracts as either assets or liabilities in the Combined Statements of Financial Condition and measure those instruments at fair value. The fair value of all derivative contracts is recorded on a net-by-counterparty basis on the accompanying Combined Statements of Financial Condition where management believes a legal right of setoff exists under an enforceable netting agreement.

New Accounting Pronouncements:

SFAS No. 157:    In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability, in an orderly transaction between market

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

participants. SFAS 157 nullifies the consensus reached in EITF Issue No. 02-3 prohibiting the recognition of day-one gain or loss on derivative contracts where the firm cannot verify all of the significant model inputs to observable market data and verify the model to market transactions. However, SFAS 157 requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model, if market participants would also include such an adjustment. In addition, SFAS 157 prohibits the recognition of block discounts for large holdings of unrestricted financial instruments where quoted prices are readily and regularly available in an active market. The provisions of SFAS 157 are to be applied prospectively, except for changes in fair value measurements that result from the initial application of SFAS 157 to existing derivative financial instruments measured under EITF Issue No. 02-3, existing hybrid instruments measured at fair value, and block discounts, which are to be recorded as an adjustment to opening retained earnings in the year of adoption. SFAS 157 is effective for the Division as of January 1, 2008. The adoption of SFAS No. 157 did not have a material impact on the Division’s financial condition, results of operations or cash flows.

SFAS No. 159:    In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for the Division as of January 1, 2008. The adoption of SFAS No. 159 did not have a material impact on the Division’s financial condition, results of operations or cash flows.

SFAS No. 141(R):    In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) replaces SFAS 141, Business Combinations. SFAS 141(R) retains the fundamental requirement in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141(R) amends the recognition provisions for assets and liabilities acquired in a business combination, including those arising from contractual and noncontractual contingencies. SFAS 141(R) also amends the recognition criteria for contingent consideration. SFAS 141(R) is effective for the Division January 1, 2009. Early adoption is not permitted. The Division is currently evaluating the potential impact of adopting SFAS 141(R) on its combined financial statements.

SFAS 160:    In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements—an amendment to ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary, a parent’s ownership interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 is effective for the Division January 1, 2009. Early adoption is not permitted. The Division is currently evaluating the potential impact of adopting SFAS 160 on its combined financial statements.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

3. Financial Instruments and Off-Balance Sheet Risks

Market Risk

Market risk refers to the risk that a change in the level of one or more market prices, rates, indices or other factors will result in losses for a specified position. The Division holds securities, derivatives and equity investments which are recorded as assets on the accompanying Combined Statement of Financial Condition. The Division is exposed to the risk that securities prices may fluctuate. The Division holds derivative contracts and faces potential market risks related to fluctuations in the interest rates and foreign exchange rates that those derivative contracts are tied to.

Fair Value

Substantially all of the Division’s financial instruments are carried at fair value or amounts which approximate fair value. The fair values of the Division’s financial instruments are based on listed market prices or broker quotes. Changes in the fair value of the Division’s financial instruments are recorded in the Division’s earnings. Declines in the fair market value of the Division’s financial instruments impact the Division’s earnings and could have a material impact on the Division’s financial condition, results of operations and/or cash flows.

Counterparty Credit Risk

Credit risk arises from the possibility that a counterparty to a transaction might fail to perform its contractual obligations, which could result in losses for the Division. As a securities broker and dealer, the Division is engaged in various securities trading and brokerage activities, servicing a diverse group of domestic and foreign corporations, governments and institutional investors. A substantial portion of the Division’s transactions are fully collateralized and are executed with, and on behalf of, institutional investors including major brokers and dealers, money center and other commercial banks, insurance companies, pension plans and other financial institutions. The Division’s exposure to the risk of incurring losses associated with the non-performance of these counterparties in fulfilling their contractual obligations pursuant to securities and currencies transactions can be directly impacted by volatile trading markets, including substantial fluctuations in the volume and price levels of securities and currencies transactions, which may impair the counterparties’ ability to satisfy their obligations to the Division.

The Division has a credit approval process that generally includes verification of key financial information and operating data and anti-money laundering verification checks. Credit approval is granted by a Global Credit Committee, which is comprised of senior management representatives across the Division’s legal, risk, finance, operations and compliance departments. Additionally, counterparty activity is monitored daily, and it is the Division’s policy to periodically review the credit worthiness of each counterparty with which it conducts business.

The Division’s principal transactions are cleared through various clearing organizations. These activities may expose the Division to off-balance-sheet risk in the event a customer or other broker is unable to fulfill its contractual obligations, and the Division has to purchase or sell the financial instrument underlying the contract at a loss. In the event of non-performance, the Division may seek reimbursement for losses from the contracted counterparty. The Division

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

does not anticipate non-performance by counterparties. The Division monitors its credit risk on a daily basis and has a policy of regularly reviewing the credit worthiness of counterparties with which it conducts business.

In 2006, the Division began allowing customers to transact foreign exchange derivatives contracts on margin. The Division requires cash collateral for these transactions. In permitting customers to transact on margin, the Division takes the risk of a market decline that would require a customer to alter the amount of collateral to be deposited. The value of cash collateral held at December 31, 2007 and 2006, of $34.5 million and $52.9 million, respectively was included as part of “Payables to brokers, dealers, clearing organization, customers and related broker-dealers” on the accompanying Combined Statements of Financial Condition.

Off-Balance Sheet Risk

The Division may be exposed to a risk of loss not reflected on these combined financial statements for certain derivative contracts, including exchange-traded futures and foreign exchange options, which represent obligations of the Division to deliver the specified securities at the contracted price; therefore, these derivative contracts may create a liability if purchased in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk as the Division’s cost to liquidate such securities and futures and options contracts may exceed the amount reported on the accompanying Combined Statements of Financial Condition. The majority of the Division’s derivative contracts are short-term in nature.

4. Securities Owned

The Division allows certain of its brokerage desks to enter into unmatched principal transactions in the ordinary course of business for the purpose of facilitating transactions, adding liquidity, improving customer satisfaction, increasing revenue opportunities, attracting additional order flow and, in a limited number of instances and subject to risk management limits, for the purpose of proprietary trading. Securities owned were $31.7 million at December 31, 2007 and $69.0 million at December 31, 2006 and consisted of the following (in thousands):

	December 31
	2007	2006
Government debt	$30,511	$8,020
Corporate bonds	—	60,676
Other	1,224	305

	$31,735	$69,001

As of December 31, 2007, the Division had pledged $31.4 million of securities owned as collateral. These securities were pledged to satisfy deposit requirements at various exchanges or clearing organizations. As of December 31, 2006, the Division had pledged $28.2 million of securities owned as collateral; of these pledged securities, $8.0 million was pledged to satisfy deposit requirements at various exchanges or clearing organizations and $20.2 million was used as collateral in Repurchase Agreements.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

5. Collateralized Transactions

Reverse Repurchase Agreements and Repurchase Agreements are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be resold or repurchased, including accrued interest.

For Reverse Repurchase Agreements it is the policy of the Division to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under Reverse Repurchase Agreements. Collateral is valued daily and the Division may require counterparties to deposit additional collateral or return collateral pledged when appropriate. Certain of the Division’s Reverse Repurchase Agreements are with Cantor (see Note 8, Related Party Transactions, for more information regarding these agreements). As of December 31, 2007, the Division had received government securities as collateral with a fair value of $89.7 million, of which $28.3 million was repledged to exchanges or clearing organizations to fulfill the Division’s deposit requirements, and $61.4 million was used to meet trade settlement obligations. Of the $28.3 million repledged to exchanges or clearing organizations, $20.8 million pertained to Reverse Repurchase Agreements with Cantor. As of December 31, 2006, the Division had received government securities as collateral with a fair value of $34.5 million, of which $29.3 million was repledged to exchanges or clearing organizations to fulfill the Division’s deposit requirements and $5.2 million to collateralize Repurchase Agreements.

The Division is generally required to provide collateral with a market value equal to or in excess of the principal amount borrowed under Repurchase Agreements. As of December 31, 2007, the Division did not enter into any Repurchase Agreements. As of December 31, 2006, the Division used securities owned and Reverse Repurchase Agreements with a total fair market value of $25.4 million to collateralize the Repurchase Agreements.

6. Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers primarily represent amounts due for undelivered securities and amounts related to open derivatives contracts, cash held at clearing organizations and exchanges to facilitate settlement and clearance of matched principal transactions, and spreads on matched principal transactions that have not yet been remitted from/to clearing organizations and exchanges.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers consisted of the following (in thousands):

	December 31
	2007	2006
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to deliver	$93,146	$266,770
Net pending trades	—	10,115
Open derivative contracts	23,094	43,635
Receivables from clearing organizations	81,574	95,027
Other receivables from brokers, dealers and customers	23,265	37,378

Total	$221,079	$452,925

Payables to brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to deliver	$88,873	$246,005
Net pending trades	56,231	—
Open derivative contracts	23,450	44,431
Payables to clearing organizations	23,747	30,985
Other payables to brokers, dealers and customers	78,164	89,413

Total	$270,465	$410,834

A portion of these receivables and payables is with Cantor (see Note 8, Related Party Transactions, for additional information related to these receivables and payables).

Substantially all open fail-to-deliver and fail-to-receive transactions as of December 31, 2007 have subsequently settled at the contracted amounts.

7. Derivatives

The Division has both OTC and exchange-traded derivative contracts. These derivative contracts primarily consist of bond futures, commodities, interest rate and foreign exchange futures, options, forwards and swaps. The Division enters into derivative contracts to facilitate client transactions, to hedge principal positions and to facilitate hedging activities of affiliated companies. The Division’s open derivative contracts are recognized at the fair value of the related assets and liabilities as part of “Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers” on the accompanying Combined Statements of Financial Condition.

Fair values of the Division’s derivative contracts are determined from quoted market prices or other public price sources. The Division does not designate any of its derivative contracts as hedges for accounting purposes. The change in fair value of derivative contracts is reported as part of “Principal transactions” on the accompanying Combined Statements of Operations.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The fair value of derivative financial instruments, computed in accordance with the Division’s netting policy, is set forth below (in thousands):

	December 31, 2007		December 31, 2006
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$110	$98	$5,367	$5,337
Swap agreements	22,503	22,975	37,359	37,584
Futures	328	224	280	72
Option contracts	153	153	629	1,438

Total	$23,094	$23,450	$43,635	$44,431

The Division’s transactions with off-balance-sheet risk are primarily short-term in duration. At December 31, 2007 and December 31, 2006, the notional amounts of derivative instruments used for trading purposes were $2.2 billion and $3.1 billion, respectively. These contracts had remaining maturities of less than one year.

A portion of the Division’s derivative contracts is with Cantor. The fair value of derivative financial instruments with Cantor is set forth below (in thousands):

	December 31, 2007		December 31, 2006
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$78	$—	$5,282	$5,314
Swap agreements	3,282	4,734	7,684	7,823
Futures	328	224	9	2
Option contracts	—	—	—	—

Total	$3,688	$4,958	$12,975	$13,139

At December 31, 2007 and December 31, 2006, the notional amounts outstanding for derivative contracts with Cantor totaled $933.5 million and $252.3 million, respectively.

The following table summarizes the credit quality of the Division’s trading-related derivatives by showing counterparty credit ratings, excluding derivative contracts with Cantor, for the replacement cost of contracts in a gain position at December 31, 2007.

Rating(a)	Net Replacement Cost (in thousands)
A	$18,600
Other(b)	20,536

(a)	Credit ratings based on Standard & Poor’s.
(b)	“Other” indicates counterparties’ for which no credit rating was available from an independent third-party source. It does not necessarily indicate that the counterparties’ credit is below investment grade.

8. Related Party Transactions

The Division shares revenues with Cantor and its affiliates. The Division provides certain administrative support services to Cantor and its affiliates and Cantor provides certain

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

administrative services to us. In addition, Cantor provides certain introducing, clearing and settlement services to the Division and the Division may provide clearing and execution services to Cantor in the future.

Since Cantor holds a controlling interest in the Division and holds a significant interest in eSpeed, such transactions among and between the Division and Cantor and eSpeed are on a basis that might not be replicated if such services or revenue sharing arrangements were between, or among, unrelated parties.

Administrative Services and Joint Services Agreements

In the United States, Cantor provides BGC with administrative services and other support for which Cantor charges BGC based on the cost of Cantor providing such services. Such support includes allocations for occupancy of office space, utilization of fixed assets and accounting, operations, human resources and legal services. In addition, under the Amended and Restated Joint Services Agreement, which was amended as of October 1, 2005 (the “JSA”), between Cantor and eSpeed, eSpeed provides network, datacenter and other technology services to BGC for which eSpeed charges BGC commensurate with the cost of providing them. For the years ended December 31, 2007, 2006 and 2005, BGC was charged $33.8 million, $18.0 million, $8.8 million, respectively. These charges are included as part of “Fees to related parties” on the accompanying Combined Statements of Operations.

On December 21, 2006 the Division established Tower Bridge International Services L.P. (“Tower Bridge”) into which it transferred, as of the beginning of January 2007, all of its current U.K. administrative employees and operations. The Division owns 52% of the Tower Bridge and consolidates it. Cantor owns 48% of Tower Bridge and pays Tower Bridge actual costs for the services provided to it plus a mark-up currently at 7.5%. The Division recognizes minority interest for the investment held by Cantor. Similar to previous administrative service agreements, BGC provides certain international subsidiaries of Cantor with administrative services and other support for which BGC charges Cantor based on the cost of providing such services plus a mark-up currently at 7.5%. Such support includes allocations for occupancy of office space, utilization of fixed assets, accounting, operations, human resources and legal services. For the years ended December 31, 2007, 2006 and 2005, BGC recognized related party revenues of $45.4 million, $22.5 million and $13.1 million respectively. These revenues are included as part of “Fees from related parties” on the accompanying combined statements of operations. At December 31, 2007, minority interest for Cantor’s share of the cumulative net income in Tower Bridge was $2.4 million. Cantor’s minority interest is included as part of “Minority interest” on the accompanying Combined Statements of Financial Condition.

The services provided under the JSA and by Tower Bridge are related party services because Cantor controls the Division. As a result, the amounts charged for services under these agreements may be higher or lower than amounts that would be charged by third parties if the Division did not obtain such services from Cantor. Management believes that the allocation of such costs are reasonable.

eSpeed owns and operates electronic trading systems and under the JSA and is responsible for providing trading technology to support BGC. The Division and eSpeed share selected

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

revenues under the JSA on a pre-determined schedule based on various factors, including the kind of brokerage services provided by the Division, the nature of the marketplace in which a transaction is effected, and the kind of financial product. For fully-electronic transactions in U.S. Treasuries, Japanese Government Bonds and foreign exchange, eSpeed receives 65% of the transaction revenues. For fully-electronic transactions in European Government Bonds, eSpeed receives 65% of the first $1.5 million in transaction revenues and up to 50% of subsequent transaction revenues in a calendar year. For electronic transactions in other products, eSpeed receives 7% of the transaction revenues. For voice-assisted transactions, eSpeed receives 2.5% of the transaction revenues. The Division recognized commission and principal transaction revenues totalling $920.1 million, $647.0 million and $462.9 million for the years ended December 31, 2007, 2006 and 2005, respectively. Substantially all of these revenues relate to revenue sharing arrangements with eSpeed. The Division recognized expenses of $38.5 million, $29.8 million and $24.5 million in relation to these revenue sharing arrangements with eSpeed for the years ended December 31, 2007 and 2006, respectively. These expenses are included as part of “Fees to related parties” on the accompanying Combined Statements of Operations.

The Division has payables to related parties which represent amounts due to Cantor for administrative services and other support provided, and amounts payable for net assets transferred from Cantor. The Division also has receivables from related parties which represent uncollateralized advances and amounts due from affiliates as reimbursement for support services provided. The Division has outstanding receivables from related parties as of December 31, 2007 and 2006 of $15.2 million and $82.1 million, respectively, and payables to related parties as of December 31, 2007 and 2006 of $144.6 million and $112.7 million, respectively. Included in payables to related parties at December 31, 2007 and 2006 was a demand loan to Tower Bridge from Cantor in the amount of $4.5 million with an interest rate of U.S. London Interbank Offered Rate (“LIBOR”) plus 2%. The proceeds of the loan were used to establish Tower Bridge.

Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

In Europe and in the United States, the Division executes trades on behalf of its customers for financial futures products. These products trade and are settled on the CME and the CBOT. As no BGC entity is a clearing member of either futures exchange, the executed transactions are cleared and settled on behalf of BGC customers by Cantor. Additionally, in the United States, equity and corporate and mortgage-backed debt securities brokered by BGC are cleared and settled by Cantor.

In the United Kingdom, BGC acts as the intermediary for derivative trades between Cantor and its affiliates and various securities exchanges, including Eurex and LCM (LIFFE/LME) clearing organizations. BGC has memberships in these exchanges and places the trades at the exchanges on behalf of Cantor and its affiliates.

Amounts due from or to Cantor for undelivered securities or open derivative contracts are included as part of “Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers” on the accompanying Combined Statements of Financial Condition. As of December 31, 2007 and 2006, the Division had receivables from Cantor of $3.7 million and $13.0 million, respectively. Additionally, as of December 31, 2007 and 2006, the Division had payables to Cantor of $5.0 million and $13.1 million, respectively.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Forgivable Loans and Other Receivables from Employees

The Division has entered into various agreements with certain of its employees whereby these employees receive forgivable loans. As of December 31, 2007 and 2006, the unamortized balance of these forgivable loans was $55.8 million and $46.0 million, respectively. Amortization expense for these forgivable loans for the years ended December 31, 2007, 2006 and 2005 was $34.4 million, $37.2 million and $28.4 million, respectively. Amortization expense for forgivable loans is included as part of “Compensation and employee benefits” on the accompanying Combined Statements of Operations.

Additionally, from time to time, the Division enters into agreements with employees whereby the Division grants bonus and salary advances or other types of loans that are non-forgivable. These advances and loans are repayable to the Division in the time frames outlined in the underlying agreements. As of December 31, 2007 and 2006, the balance of these advances and non-forgivable loans was $7.5 million and $7.0 million, respectively. These advances and non-forgivable loans are included as part of “Forgivable loans and other receivables from employees” on the accompanying Combined Statements of Financial Condition.

Securities Purchased Under Agreements to Resell

From time to time, the Division enters into overnight Reverse Repurchase Agreements with Cantor, whereby BGC receives government securities as collateral. As of December 31, 2007 and 2006, the Division had $80.9 million and $20.2 million, respectively, of Reverse Repurchase Agreements with Cantor, of which the fair value of the collateral received from Cantor was $82.2 million and $20.7 million, respectively.

Notes Payable

The Division had various notes payable outstanding to Cantor at December 31, 2007 and 2006 (see Note 11, Long-term Notes to Related Parties, for more information regarding these loans).

Grant Units

Cantor provides awards to certain employees of the Division in the form of grant units in Cantor (“grant units”). Grant units entitle the employees to participate in quarterly distributions of Cantor’s net income and to receive certain post-termination payments. Grant units awarded to employees of the BGC Division in 2005 vested immediately upon receipt by the employee. Grant units awarded to employees of the BGC Division in 2006 and 2007 generally vest over a four-year period. (See Note 13, Grant Units, for more information regarding the Division’s treatment of the grant units).

9. Investments and Joint Venture

Freedom

Cantor formed a limited partnership (the “Freedom LP”) to acquire an interest in Freedom International Brokerage (“Freedom”), a Canadian government securities broker-dealer and Nova Scotia unlimited liability company, with eSpeed. eSpeed contributed 310,769 shares of its

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Class A common stock, valued at approximately $7.0 million, to the Freedom LP as a limited partner. eSpeed shares in 15.0% of the Freedom LP’s cumulative profits but not in cumulative losses. Cantor contributed 103,588 shares of eSpeed Class A common stock, valued at approximately $2.3 million, as the general partner. Cantor is allocated all of the Freedom LP’s cumulative losses or 85.0% of the cumulative profits. The Freedom LP exchanged the 414,357 shares for a 66.7% interest in Freedom. Cantor contributed its share of the Freedom LP to the Division as part of the global reorganization. The Division consolidates Freedom LP. As of December 31, 2007 and 2006, the Division’s investment in Freedom was $9.9 million and $9.8 million, respectively. Accordingly, the Division recognizes minority interest for the remaining investment held by eSpeed. At December 31, 2007 and 2006, minority interest for the eSpeed share of Freedom was $7.1 million and $7.0 million, respectively. Freedom LP’s sole operations consist of its investment in Freedom, which Freedom LP accounts for as an equity method investment. For the years ended December 31, 2007, 2006 and 2005, Freedom LP’s share of Freedom’s net income (loss) was approximately $0.1 million, $0.1 million and $(0.1) million, respectively. The Division’s share of Freedom’s income and losses is included as part of “Other revenues” on the accompanying Combined Statements of Operations.

Tokyo Venture

As part of the Division’s acquisition of Maxcor Financial Group, Inc. (“Euro Brokers”) in May 2005, it acquired Euro Brokers Switzerland SA (“EBS”), a subsidiary of Euro Brokers. In July 2001, EBS entered into a Silent Partnership Agreement (the “Tokyo Venture”) and an Amended and Restated Business Alliance Agreement with Nittan Capital Group Limited and other entities in the Nittan Group (“Nittan”). Under the terms of those Agreements, EBS invested $0.2 million in the Tokyo Venture in return for 57.25% of its profits (and losses). The Division accounts for its share of the results of operations of the Tokyo Venture as part of “Other revenues” on the accompanying Combined Statements of Operations as non-equity income or loss for contractual arrangements.

On February 6, 2006, EBS gave notice of termination of the Agreements and side letters to Nittan. The date of termination is in dispute. The Tokyo Venture is currently subject to litigation, which the Division does not believe will be material to the Division’s results of operations, financial condition or cash flows.

10. Goodwill and Other Intangible Assets

During 2007, the Division completed its purchase price allocation related to the November 24, 2006 acquisition of Aurel Leven S.A.S. (“Aurel Leven”) an independent inter-dealer broker in Paris, France, active in equities, equity derivatives and fixed income markets. At the time of the acquisition, the Division recorded the assets and liabilities that were acquired through the transaction at fair values.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The initial recorded fair values, purchase price allocation adjustments and final purchase price allocations are as follows (in thousands):

	As Previously Reported	Adjustments	Final Purchase Price Allocation
Assets and Liabilities Acquired
Cash and cash equivalents	$12,600	$—	$12,600
Securities owned, at market value	9,953	—	9,953
Accrued commissions	2,824	—	2,824
Fixed assets, net	1,724	—	1,724
Other assets	1,289	—	1,289
Intangible assets
Customer related intangibles	—	3,120	3,120
Trademark related intangible	65	—	65
Goodwill	7,195	(4,402)	2,793

Total assets acquired	35,650	(1,282)	34,368
Securities sold under agreements to repurchase	4,823	—	4,823
Payable to brokers, dealers, clearing organizations and customers	1,382	—	1,382
Accounts payable, accrued and other liabilities	11,287	(1,282)	10,005

Total liabilities assumed	17,492	(1,282)	16,210

Net assets acquired	$18,158	$—	$18,158

The Division had no significant acquisitions during 2007.

In 2006, the Division acquired AS Menkul Kiymetler A.S. (“AS Menkul”), an established broker in Turkey. AS Menkul is a member of the Istanbul Stock Exchange and, as such, has direct access to the Turkish equities market and the Turkish electronic bond market. Under the terms of the agreement, the Division paid approximately $1.6 million to acquire the net assets of AS Menkul.

The following table summarizes the components of the net assets acquired (in thousands):

Final Purchase Price Allocation
Assets and Liabilities Acquired
Cash and cash equivalents	$425
Accrued commission receivables, net of allowance for doubtful accounts	43
Fixed assets, net	30
Other assets	276
Goodwill	842

Total assets acquired	1,616
Accounts payable, accrued and other liabilities	35

Total liabilities assumed	35
Net assets acquired	$1,581

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The changes in the carrying amount of goodwill at December 31, 2007 and 2006 are as follows (in thousands):

Balance at December 31, 2005	$47,007
Aurel Leven acquisition	7,195
AS Menkul acquisition	842

Balance at December 31, 2006	55,044
Aurel Leven acquisition adjustment	(4,402)

Balance at December 31, 2007	$50,642

Other intangible assets consisted of the following (in thousands):

	December 31
	2007	2006
Gross intangible assets
Customer base/relationships	$11,052	$7,932
Internally developed software	2,890	2,890
Covenant not to compete	1,628	1,628
Trademarks	1,315	1,315

Total gross intangible assets	16,885	13,765
Accumulated amortization	(6,787)	(4,144)

	$10,098	$9,621

For the years ended December 31, 2007, 2006 and 2005, the Division recorded intangible amortization expense of $2.6 million, $2.5 million and $1.6 million, respectively. Intangible amortization expense is included as part of “Occupancy and equipment” on the accompanying Combined Statements of Operations. In the fourth quarter of 2005, the Division decided not to utilize one of the trademarks acquired by Euro Brokers. Accordingly, intangible amortization expense for the year ended December 31, 2005 includes amortization of approximately $0.6 million, relating to trademarks. The Division did not have any accelerated amortization expense related to other intangible assets for the years ended December 31, 2007 and 2006.

At December 31, 2007, expected amortization expense for the definite lived intangible assets for each of these five fiscal years is as follows (in thousands):

Amount
2008	$2,011
2009	2,011
2010	1,674
2011	1,304
2012	1,304

Total	$8,304

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

11. Long-Term Notes to Related Parties

On May 20, 2005, the Division borrowed $75.0 million with a fixed interest rate of 9.22% and an additional $33.3 million with a fixed interest rate of 8.72% from Cantor to provide financing for its acquisition of Euro Brokers. The Euro Brokers Promissory Notes are due May 20, 2012 and can be repaid at any time with no prepayment penalties. Debt repayment may be accelerated for failure to make payments when due or as a result of bankruptcy. Additionally, to finance expansion efforts and ongoing operations, the Division executes subordinated loans with Cantor. These subordinated loans are long-term notes that bear interest at the six-month LIBOR plus an additional 2%. The interest rates are reset semi-annually. The Division had outstanding subordinated loans to Cantor of $88.5 million and $140.6 million as of December 31, 2007 and 2006, respectively. The rates on these loans ranged from 6.65% to 7.57%. The maturities of these loans range from April 2008 to December 2014, and no principal payments are due to be paid until maturity. Debt repayment may be accelerated for failure to make payments when due or as a result of bankruptcy. Debt maturities for the subordinated loans are as follows: $2.5 million is due during the second quarter of 2008; $37.0 million is due during the fourth quarter of 2008; $18.0 million during the first quarter of 2009; $8.0 million during the second quarter of 2014 and $23.0 million during the fourth quarter of 2014.

Long-term notes payable to related parties are summarized as follows (in thousands):

		December 31,
	Maturity	2007	2006
Euro Brokers Promissory Notes	2012	$108,318	$108,318
Other Cantor Notes	2008-2014	88,500	140,578

		196,818	248,896
Less: Current portion		(39,500)	(46,000)

		$157,318	$202,896

The Division incurred interest expense related to long-term notes payable to related parties of $19.3 million, $16.0 million and $7.9 million for the years ended December 31, 2007, 2006 and 2005, respectively. Interest expense for long-term notes payable to related parties is recorded as part of “Interest expense” on the accompanying Combined Statements of Operations. The Division’s long-term notes payable to related parties do not contain financial or operating covenants.

12. Income Taxes

Certain of the Division’s entities are taxed as U.S. partnerships and are subject to UBT in the City of New York. Therefore, the tax liability or benefit related to the partnership’s income or loss, except for UBT, rests with the partners, rather than the partnership entity. As such, the partner’s liability or benefit is not reflected in the Division’s Combined Financial Statements. Certain of the operations that will be contributed to the Division by Cantor, including the Market Data division and the North American futures business, are part of partnerships that are subject to the UBT. Therefore, the Division has calculated taxes for these operations as if they were organized as partnerships subject to the UBT. The tax related assets, liabilities, provisions or benefits included in the Division’s Combined Financial Statements also reflect the results of the entities that are taxed as corporations, either in the United States or in foreign jurisdictions.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The components of the income tax provision (benefit) are summarized below (in thousands):

	Year Ended December 31,
	2007	2006	2005
Current:
U.S. Federal	$102	$—	$—
Foreign	12,106	136	(4,834)
U.S. state and local	146	22	100
UBT/Capital	901	350	481

	13,255	508	(4,253)
Deferred:	1,436	(2,347)	(3,409)

Provision (benefit) for income taxes	$14,691	$(1,839)	$(7,662)

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse.

Differences between the Division’s income tax expense (benefit) and the amount calculated utilizing the U.S. federal statutory rate is as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Federal income tax benefit at 34% statutory rate	$3,433	$(4,679)	$(5,576)
State corporate income tax (benefit) expense	(131)	(109)	100
Foreign income tax (benefit) expense, net of federal	14,092	(885)	(8,418)
State capital and City UBT taxes	901	350	481
Other non-deductible/(taxable) items	1,118	1,081	1,017
Tax benefit and federal operating loss not currently recognized	—	3,597	4,734
Tax benefit of foreign and federal net operating loss currently recognized	(4,436)	(774)	—
Other benefit/Rate differential	(286)	(420)	—

Provision (benefit) for income taxes	$14,691	$(1,839)	$(7,662)

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Significant components of the Division’s deferred tax assets and liabilities were as follows (in thousands):

	Year Ended December 31,
	2007	2006
Deferred tax assets:
Fixed Assets	$1,045	$916
Net operating loss carry-forwards	27,608	38,252

Total deferred tax assets	28,653	39,168
Valuation allowance	(27,162)	(35,690)

Net deferred tax assets	1,491	3,478

Deferred tax liability:
Unrealized gain on investment	—	—
Fixed assets	1,828	2,380

Total deferred tax liabilities	1,828	2,380

Net deferred income tax (liability) asset	$(337)	$1,098

The valuation allowance against deferred tax assets was primarily related to currently non-deductible net operating loss carry-forwards where it appears, more likely than not, that such item will not be realized in the future.

As of December 31, 2007, the Division had foreign income tax net operating loss (“NOL”) carryforwards of $98.6 million. $8.0 million of the NOL carryforwards expire in five years and the remaining $90.6 million have no expiration date.

A reconciliation of the beginning to the ending amount of gross unrecognized tax benefits (excluding interest and penalties) for the year ended December 31, 2007, is as follows (in thousands):

Amount
Balance—January 1, 2007 (excluding interest and penalties of $650)	$1,882
Decreases in gross unrecognized tax benefits pertaining to tax positions taken during prior years	—
Increases in gross unrecognized tax benefits pertaining to tax positions taken during the current year	—
Decreases in gross unrecognized tax benefits relating to settlements with tax authorities	—
Reductions to gross unrecognized tax benefits as a result of a lapse of the applicable statute of limitations	—

Balance—December 31, 2007 (excluding interest and penalties of $785)	$1,882

The amount of unrecognized tax benefits at December 31, 2007, that, if recognized, would affect the effective tax rate is $1.9 million. Such amount excludes $0.8 million of interest and penalties accrued in the Combined Statements of Financial Condition, of which $0.1 million was recognized in the current year.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The Division anticipates that the total amount of unrecognized benefits (excluding interest and penalties) will remain unchanged over the next twelve months.

13. Grant Units

Cantor provides grant units to certain employees that entitle the employees to participate in the quarterly distributions of Cantor’s income and to receive post-termination payments equal to the notional value of the grant in four equal yearly installments after the employee’s termination, provided that the employee has not breached the Cantor Partnership Agreement. The notional amount is determined at the discretion of Cantor’s senior management. Grant units are accounted for by Cantor as liability awards under SFAS 123R. The liability incurred for such grant units is re-measured at the end of every reporting period. The BGC Division is allocated its share of such expense by Cantor relating to grant units that are held by employees of the BGC Division.

As a result of adopting SFAS No. 123R, Share Based Payment (“SFAS 123R”) on January 1, 2006, the Division incurred a non-cash expense of $10.1 million in the first nine months of 2006 in conjunction with the fair value of the liability incurred by Cantor for the grant units that were held by BGC employees. There was no tax impact associated with this charge. Fair value was determined by utilizing the age of each grant unit holder, the expected retirement age and forfeiture rate and discounted using the U.S. Treasury rate zero coupon yield curve at measurement date. The impact of the initial adoption of SFAS 123R is recorded as “Cumulative effect of a change in accounting principle” on the accompanying Combined Statements of Operations. During the third quarter of 2006, Cantor redeemed substantially all of the grant units that were held by BGC employees and the Division recorded non-cash compensation expense of $16.0 million due to the acceleration of the grant award payment of substantially all of the grant awards plus the fair value of the remaining unpaid grant awards. As of December 31, 2006, the remaining fair value of the grant units held by BGC employees were $2.1 million. For the years ended December 31, 2007 and 2006, the Division recorded total non-cash compensation expense for fair value adjustments of $0.5 and $28.2 million, respectively.

As of December 31, 2007 and 2006, the fair value of the grant units held by BGC employees was $2.6 million and $2.1 million, respectively. As of December 31, 2007 and 2006, the notional amount of grant units outstanding was $5.6 million and $6.4 million, respectively.

For the years ended December 31, 2007, 2006 and 2005, the Division recorded expenses relating to grant unit distributions of $0.5 million, $3.1 million and $1.1 million, respectively. Grant unit distributions are included as part of “Compensation and employee benefits” on the accompanying Combined Statements of Operations.

14. Stock-Based Compensation

Restricted Stock Units

During 2007, certain employees of the BGC Division and others who provide services to the BGC Division were informed that they could expect to receive approximately 2.2 million RSUs in the Combined Company with an aggregate estimated fair value of approximately $19.8 million, which were issued upon closing of the merger. Each RSU is convertible into one share of the Combined Company’s Class A common stock upon completion of the vesting period.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Approximately 1.0 million of these RSUs with an aggregate estimated fair value of approximately $7.9 million vest over a two-year period, with 50% vesting at each of the anniversary dates. Approximately 1.2 million of these RSUs with an aggregate estimated fair value of approximately $11.9 million vest over a three-year period, with 33.3% vesting at each of the anniversary dates. At December 31, 2007, these RSUs were accounted for as liability awards under SFAS 123R.

The estimated fair value of the RSUs is determined based on the market value of eSpeed’s Class A common stock as of the reporting date until the RSUs are granted upon closing of the merger, at which time the fair value is determined based on the market value of the Combined Company’s Class A common stock at merger date. The fair value of the RSUs is recognized net of the effect of estimated forfeitures over the vesting period. The BGC Division uses historical data, including historical forfeitures and employee turnover rates, to estimate expected forfeiture rates.

Total compensation expense related to the RSUs that were issued upon closing of the merger, before associated income taxes, was approximately $1.8 million for the year ended December 31, 2007. No compensation expense related to these RSUs was recorded for the years ended December 31, 2006 and 2005.

REUs

The BGC Division provides REUs (“REUs”) to certain employees. These REUs, which were issued upon the closing of the merger, entitle the holder to participate in distributions of BGC Holdings’ income and to receive post-termination payments equal to the notional value of the grant in four equal yearly installments after the holder’s termination provided that the holder has not engaged in any competitive activity with the BGC Division, Cantor or its affiliates prior to the date each payment is due. These REUs may also be exchangeable for Class A common stock for the Combined Company in accordance with the terms and conditions of the grant of such REUs. REUs are accounted for by the BGC Division as liability awards under SFAS 123R. The liability incurred for such REUs is remeasured at the end of every reporting period.

In the fourth quarter of 2007, certain employees of the BGC Division were informed that they could expect to receive approximately 0.5 million REUs with an aggregate value of $4.6 million, which were issued upon the closing of the merger, in lieu of a portion of their discretionary bonuses for 2007 and 2008. These REUs vest over a three-year period, with 33.3% vesting on each of the anniversary dates. In addition, in the fourth quarter of 2007, certain executives of the BGC Division were informed that they could expect to receive approximately 0.6 million REUs with and aggregate value of $6.7 million, which were issued upon the closing of the merger, in lieu of a portion of their discretionary bonus for 2007 and/or their discretionary bonus for 2008. These REUs vest immediately upon the closing of the merger. Compensation expense for each of these awards is recognized over the stated service period.

Total compensation expense related to the REUs, before associated income taxes, was approximately $2.8 million for the year ended December 31, 2007. No compensation expense related to REUs was recorded for the years ended December 31, 2006 and 2005.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

15. Commitments, Contingencies and Guarantees

Operating Leases

The Division is obligated for minimum rental payments under various non-cancelable operating leases, principally for office space, expiring at various dates through 2021. As of December 31, 2007, minimum lease payments under these arrangements are as follows (in thousands):

Net Lease Commitment
2008	$25,887
2009	20,724
2010	20,163
2011	15,715
2012	15,424
2013 and thereafter	70,307

Total	$168,220

Certain of the leases contain escalation clauses that require payment of additional rent to the extent of increases in certain operating and other costs. Rent expense for the years ended December 31, 2007, 2006 and 2005 was $16.4 million, $19.3 million and $11.0 million, respectively. Rent expense is included as part of “Occupancy and equipment” on the accompanying Combined Statements of Operations.

In 2006, the Division established new U.K. offices at One Churchill Place in London. In connection with the London move, the amortization of the leasehold improvements of the current London office was accelerated so as to be fully amortized when the Division finalized the move in 2006. For the years ended December 31, 2006 and 2005, the Division recorded $3.1 million and $3.2 million, respectively, in accelerated depreciation and $11.7 million and $5.3 million, respectively, in net future lease commitments in conjunction with the London office move.

The Division entered into a sub-lease agreement for the leasehold it vacated at One America Square in July 2005. The Division will begin to receive sub-lease rental payments under this arrangement in 2008.

Contingencies

In the ordinary course of business, various legal actions are brought and are pending against the Division in the United States and internationally. In some of these actions, substantial amounts are claimed. The Division is also involved, from time to time, in other reviews, investigations and proceedings by governmental and self-regulatory agencies (both formal and informal) regarding the Division’s business, judgments, settlements, fines, penalties, injunctions or other relief.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Legal reserves are established in accordance with SFAS No. 5, “Accounting for Contingencies” when a material legal liability is both probable and reasonably estimable. Once established, reserves are adjusted when there is more information available or when an event occurs requiring a change. As of December 31, 2007, the Division had legal reserves of $4.8 million pertaining to the employment and competitor-related litigation matters discussed below.

Employment and Competitor-Related Litigation

From time to time, BGC and its affiliates are involved in litigation, claims and arbitrations, in the United States and internationally, relating to various employment matters, including with respect to termination of employment, hiring of employees currently or previously employed by its competitors or with respect to terms and conditions of employment and other matters. In light of the competitive nature of the brokerage industry, litigation, claims and arbitration between competitors regarding employee hiring are not uncommon.

Other Matters

The National Australia Bank Limited (“NAB”) has filed a claim against BGCI and BGC Capital Markets (Japan) LLC (formerly known as Cantor Fitzgerald LLC), which we refer to as “BGC Capital Markets (Japan).” From September 2001 through January 2004, NAB employees who traded in foreign exchange options allegedly lost substantial amounts of money and allegedly overstated the positions which they held. NAB claims that it was the object of conduct by BGCI and BGC Capital Markets (Japan) and certain traders on NAB’s currency options desk, whereby BGCI and BGC Capital Markets (Japan) allegedly provided misleading and deceptive independent revaluation rates to NAB’s middle office, which were then purportedly relied upon by NAB. NAB alleges that the supply of these revaluation rates prevented NAB from discovering the true position of the currency options portfolio and that it subsequently sustained trading losses of AUD 311 million (or, based on an exchange rate of 0.8767 at December 31, 2007, approximately $273 million). The 2006 NAB annual report claims that NAB’s total loss amounted to AUD 539 million (or, based on an exchange rate of 0.8767 at December 31, 2007, approximately $473 million), implying that its consequential losses amounted to AUD 228 million (or, based on an exchange rate of 0.8767 at December 31, 2007, approximately $200 million). BGCI and BGC Capital Markets (Japan) have investigated and are investigating the legal and factual basis of the NAB allegations. At this time, based on the information provided, BGCI and BGC Capital Markets (Japan) believe that they have substantial defenses in respect of the losses claimed by NAB. Accordingly, BGCI and BGC Capital Markets (Japan) do not believe that they are responsible for the losses claimed by NAB. While no specific request for damages is alleged, the amount claimed is expected to be in excess of $600 million. If BGCI and BGC Capital Markets (Japan) do not prevail, BGCI and BGC Capital Markets (Japan) could be subject to substantial liability and, in any event, would likely incur significant legal and other costs in connection with the defense of any such action. However, at this time, BGC Partners is unable to estimate a loss or range of losses. From and after the closing date of the merger, any such losses will be allocated to BGC Holdings pursuant to the BGC U.S. limited partnership agreement and BGC Global limited partnership agreement.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

On February 15, 2006, the SEC issued a formal order of investigation into trading by certain inter-dealer brokers in the government and fixed income securities markets. The formal order alleges that the broker-dealers named therein, including us, (1) may have made fictitious quotations or made false or misleading statements about the prices at which U.S. Treasury or other fixed income securities would be purchased or sold, (2) may have fabricated market quotations or trading activity in U.S. Treasury or other fixed income securities to stimulate trading and to generate commissions, (3) may have engaged in “front running” or “interpositioning,” (4) may have engaged in fraudulent, deceptive or manipulative acts to induce the purchase or sale of government securities, (5) may have failed to keep and preserve certain books and records as required by the SEC and/or the Treasury and (6) may have failed to supervise with a view to preventing violations of applicable rules and regulations as required by the Exchange Act. BGC is cooperating in the investigation. Management believes that, based on the currently available information, the final outcome of the investigation will not have a material adverse effect on our results of operations, financial condition or cash flows.

In addition to the matters discussed above, the Division is a party to several pending legal proceedings and claims that have arisen during the ordinary course of business. The outcome of such items cannot be determined with certainty; therefore, the Division cannot predict what the eventual loss or range of loss related to such matters will be. Management believes that, based on currently available information, the final outcome of these current pending matters will not have a material effect on the Division’s cash flow, results of operations or financial position.

Letter of Credit Agreements

The Division has irrevocable uncollateralized letters of credit with various banks that are used in lieu of margin and deposits with clearing organizations. As of December 31, 2007, the Division is contingently liable for $58.9 million under these letters of credit. The Division pays an average fee of 0.38% on its letters of credit. As of December 31, 2007, the Division did not have any funds available under these letters of credit. Additionally, as an affiliate of Cantor, the Division has the ability to utilize irrevocable uncollateralized letter of credit facilities, which are guaranteed by Cantor and are available to certain of Cantor’s affiliates. The Division can only draw down on these facilities to the extent that there are portions not utilized by other Cantor affiliates.

Risk and Uncertainties

The Division generates revenues by providing securities trading and brokerage activities to institutional customers and by executing and, in some cases, clearing transactions for institutional counterparties. Revenues for these services are transaction-based. As a result, the Division’s revenues could vary based on the transaction volume of global financial markets. Additionally, the Division’s financing is sensitive to interest rate fluctuations, which could have an impact on the Division’s overall profitability.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Guarantees

The Division provides guarantees to securities clearing houses and exchanges which meet the definition of a guarantee under FASB Interpretations No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Under these standard securities and clearinghouse and exchange membership agreements, members are required to guarantee, collectively, the performance of other members and, accordingly, if another member becomes unable to satisfy its obligations to the clearinghouse or exchange, all other members would be required to meet the shortfall. In the opinion of Management, the Division’s liability under these agreements is not quantifiable and could exceed the cash and securities they have posted as collateral. However, the potential for the Division to be required to make payments under these arrangements is remote. Accordingly, no contingent liability was recorded in the combined statements of financial condition for these agreements.

16. Employee Benefit Plans

Employees of the Division are eligible to participate in the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the “Plan”) whereby eligible employees may elect to defer a portion of their salary by directing the Division to contribute withheld amounts to the Plan. The Plan is available to all employees of BGC meeting certain eligibility requirements and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The administration of the Deferred Compensation Plan is performed by Cantor. The Division pays its proportionate share of such administrative costs under the Administrative Services Agreement.

17. Regulatory Requirements

Many of the Division’s businesses are subject to regulatory restrictions and minimum capital requirements. These regulatory capital requirements may restrict the Division’s ability to withdraw capital from its subsidiaries. Certain U.S. subsidiaries are registered as a U.S. broker-dealer or Futures Commissions Merchant subject to Rule 15c3-1 of the SEC and Rule 1.17 of the Commodity Futures Trading Commission, which specify uniform minimum net capital requirements, as defined, for their registrants, and also require a significant part of the registrants’ assets be kept in relatively liquid form. As of December 31, 2007, the U.S. subsidiaries had net capital in excess of its minimum capital requirements.

Certain U.K. subsidiaries of BGC are regulated by the FSA and must maintain financial resources (as defined by the FSA) in excess of the total financial resources requirement of the FSA. As of December 31, 2007, BGCI had financial resources in excess of its requirement. Certain other subsidiaries are subject to regulatory and other requirements of the jurisdictions in which they operate.

The regulatory requirements referred to above may restrict the Division’s ability to withdraw capital from its regulated subsidiaries. As of December 31, 2007, $257.0 million of net assets were held by regulated subsidiaries. These subsidiaries had aggregate regulatory net capital, as defined, in excess of the aggregate regulatory requirements, as defined, of $85.1 million.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

18. Geographic Information

Segment information

The Division currently operates its business in one reportable segment that of providing integrated voice and electronic brokerage services to the wholesale, inter-dealer markets in a broad range of products and services, including brokerage services for global fixed income securities, equities, futures, foreign exchange, derivatives and other instruments, including complementary proprietary market data offerings.

Geographic information

The Division offers its products and services in North America (primarily in the United States), Europe (primarily in the United Kingdom) and the Asia-Pacific region. Revenue attribution for purposes of preparing geographic data is principally based upon the marketplace where the financial product is traded, which, as a result of regulatory jurisdiction constraints in most circumstances, may also be representative of the location of the customer generating the transaction resulting in commissionable revenue. Long-lived assets are defined as forgivable loans and other receivables from employees; fixed assets, net of accumulated depreciation; investments; goodwill; other intangible assets, net of accumulated amortization and rent and other deposits. The information that follows, in management’s opinion, provides a reasonable representation of the activities of each region as of and for the periods indicated.

Revenues by geographic area were as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Revenues:
United Kingdom	$525,505	$344,341	$232,798
United States	196,120	203,496	131,160
AMEA(1)	151,998	90,656	56,314
France	104,939	53,839	12,786
Other Europe	17,181	31,308	68,229
Other Americas	4,852	4,440	2,448

Total revenues	$1,000,595	$728,080	$503,735

Long-lived assets by geographic area were as follows (in thousands):

	December 31,
	2007	2006
Long-lived assets:
United Kingdom	$99,789	$76,234
United States	68,212	83,687
France	26,880	17,415
AMEA(1)	16,200	14,201
Other Europe	3,311	7,674
Other Americas	1,037	10,001

Total long-lived assets	$215,429	$209,212

(1)	AMEA reflects revenues and long-lived assets in Africa, Middle East and Asia-Pacific.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

19. Supplemental Balance Sheet Information

The components of certain balance sheet accounts are as follows (in thousands):

	December 31,
	2007	2006
Fixed assets
Computer and communication equipment	$86,561	$79,808
Leasehold improvements	105,294	92,676
Computer software	19,005	18,095

Total gross fixed assets	210,860	190,579
Accumulated depreciation	(134,302)	(112,465)

Fixed assets, net	$76,558	$78,114

Other assets
Prepaid expenses	$11,550	$17,930
Taxes receivable	16,139	13,834
Rent and other deposits	15,097	7,113
Other	9,146	8,394

Total other assets	$51,932	$47,271

Accounts payable, accrued and other liabilities
Taxes payable	$101,635	$86,535
Vacant property provision	6,689	13,518
Accounts payable	4,150	15,059
Accrued expenses	31,342	36,760
Accrued professional fees	9,826	9,987
Litigation reserve	4,846	16,462
Accrued clearance and settlement fees	2,217	2,607
Asset retirement obligation	3,574	3,064
Other	13,433	7,086

Total accounts payable, accrued and other liabilities	$177,712	$191,078

20. Subsequent Event—Acquisition of Radix Energy

In March 2008, BGC acquired Radix Energy (Singapore) Pte Ltd (“Radix”) for approximately $10 million. Radix is an OTC energy broker based in Singapore. This acquisition enables BGC Partners to offer its clients voice and electronic brokerage services in the world’s energy markets for the first time, with products including crude oil, fuel oil, naptha and middle distillates. Through this acquisition, BGC Partners added approximately 30 brokers who continue to be based in Singapore, serving clients throughout the region and beyond.

21. Subsequent Event—Separation from Cantor and Merger with eSpeed

As of April 1, 2008, the BGC Division completed its separation from Cantor and the merger of BGC Partners, LLC with eSpeed.

BGC DIVISION

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Pursuant to the merger, certain related-party agreements terminated, specifically the Joint Services Agreement and the CO2e services agreements. Under these agreements, which were in effect until completion of the merger, eSpeed was entitled to receive a portion of the BGC Division’s and CO2e’s revenues as fees for providing electronic brokerage services, voice-assisted brokerage services, fulfillment services and related services such as credit risk management, oversight of customer suitability and regulatory compliance, sales position of products and other services customary to marketplace intermediary operations.

* * * * * * * * *

BGC DIVISION

CONDENSED COMBINED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

(unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$201,378	$239,248
Cash segregated under regulatory requirements	2,220	2,683
Securities purchased under agreements to resell	361,196	88,443
Securities owned, at fair value	32,803	31,735
Receivable from brokers, dealers, clearing organizations, customers and related broker dealers	189,966	221,079
Accrued commissions receivable, net of allowance for doubtful accounts	177,370	140,887
Receivable from related parties	2,884	15,163
Forgivable loans and other receivables from employees	68,880	63,304
Fixed assets, net	72,265	76,558
Investments	9,931	9,913
Goodwill	55,642	50,642
Other intangibles, net	9,588	10,098
Other assets	45,780	51,932

Total assets	$1,229,903	$1,001,685

Liabilities and Net Assets
Accrued compensation	$107,243	$81,510
Payables to brokers, dealers, clearing organizations, customers and related broker-dealers	403,866	270,465
Payables to related parties	116,417	144,649
Short-term borrowings with related parties	115,000	—
Long-term debt	150,000	—
Long-term debt with related parties	—	196,818
Accounts payable and accrued liabilities	180,804	177,712

Total liabilities	1,073,330	871,154
Commitments, contingencies and guarantees (Note 12)	—	—
Minority interest	10,073	9,416
Net assets	146,500	121,115

Total liabilities and net assets	$1,229,903	$1,001,685

The accompanying Notes to Condensed Combined Financial Statements are an integral part of these financial statements

BGC DIVISION

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Commissions	$236,417	$166,964
Principal transactions	51,896	53,010
Fees from related parties	13,073	8,878
Market data	5,544	4,373
Interest income	2,210	6,594
Other revenues	589	2,072

Total revenues	309,729	241,891
Expenses:
Compensation and employee benefits	260,289	146,250
Occupancy and equipment	16,441	15,328
Communications	13,998	12,100
Professional and consulting fees	13,359	6,733
Fees to related parties	18,701	15,788
Selling and promotion	14,338	11,871
Commissions and floor brokerage	3,101	4,162
Interest expense	7,663	9,683
Other expenses	4,273	4,108

Total expenses	352,163	226,023

(Loss) before income taxes and minority interest	(42,434)	15,868
Minority interest	657	162
Provision for income taxes	7,947	2,177

Net (loss) income	$(51,038)	$13,529

The accompanying Notes to Condensed Combined Financial Statements are an integral part of these financial statements

BGC DIVISION

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(51,038)	$13,529
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Compensation related to partner redemptions	84,063	—
Stock-based compensation	2,706	—
Depreciation and amortization	7,300	7,394
Forgivable loan amortization	7,974	9,529
Grant units	191	(68)
Minority interest	657	162
Deferred tax provision	48	(138)
Other	967	40
Changes in operating assets and liabilities:
Decrease (increase) in cash segregated under regulatory requirements	463	(137)
Increase in securities purchased under agreements to resell	(272,753)	(46,157)
(Increase) decrease in securities owned	(1,067)	35,158
Decrease in receivables from brokers, dealers, clearing organizations, customers and related broker-dealers	31,113	73,066
Increase in accrued commissions receivable, net of allowance for doubtful accounts	(36,483)	(30,399)
Decrease in receivables from related parties	12,279	19,546
Increase in forgivable loans and other receivables from employees	(13,550)	(23,410)
Decrease in other assets	1,166	10,290
Increase in accrued compensation	23,027	14,120
Decrease in securities sold under agreements to repurchase	—	(8,668)
Increase (decrease) in payable to brokers, dealers, clearing organizations, customers and related broker-dealers	133,401	(77,903)
Decrease (increase) in payables to related parties	(112,295)	29,175
Increase (decrease) in accounts payable, accrued and other liabilities	2,888	(26,075)

Net cash used in operating activities	(178,943)	(946)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(3,341)	(5,775)

Net cash used in investing activities	(3,341)	(5,775)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	76,232	—
Short-term debt borrowings with related parties	115,000	—
Long-term debt repayments with related parties	(196,818)	—
Long-term debt borrowings	150,000	—

Net cash provided by financing activities	144,414	—

Net decrease in cash and cash equivalents	(37,870)	(6,721)
Cash and cash equivalents at beginning of period	239,248	109,050

Cash and cash equivalents at end of period	$201,378	$102,329

Supplemental cash information:
Cash paid during the period for taxes	$2,283	$256

Cash paid during the period for interest	$7,761	$9,698

The accompanying Notes to Condensed Combined Financial Statements are an integral part of these financial statements

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

1. Organization and Basis of Presentation

The BGC Division (“BGC” or “the Division”) is comprised of various wholly-owned and majority-owned subsidiaries of Cantor Fitzgerald, L.P. (“Cantor”). BGC is a global inter-dealer broker specializing in the trading of over-the-counter (“OTC”) financial instruments and related derivative products. BGC provides integrated voice and electronic execution and other brokerage services to many of the world’s largest and most creditworthy banks that are regularly trading in capital markets, brokerage houses and investment banks for a broad range of global financial products, including fixed income securities, foreign exchange, equity derivatives, credit derivatives, futures, structured products and other instruments, as well as market data products for selected financial instruments.

On April 1, 2008, the separation of BGC from Cantor was completed with the formation of BGC Partners, LLC, which then merged, pursuant to the Agreement and Plan of Merger, with and into eSpeed, Inc. (“eSpeed”). Upon the closing of the merger, eSpeed was renamed BGC Partners, Inc. (the “Combined Company”). In the merger, an aggregate of 133,860,000 shares of common stock and rights to acquire shares of eSpeed were issued. Of these shares, 56,000,000 were in the form of Class B common stock or rights to acquire Class B common stock, and the remaining 77,860,000 shares and rights to acquire shares were in the form of Class A common stock or rights to acquire Class A common stock. Stockholders of eSpeed hold the same number and class of shares of eSpeed common stock that they held in eSpeed prior to the merger. Also, on April 1, 2008, eSpeed, Inc. changed its name to BGC Partners, Inc. and its Class A common stock trades on the NASDAQ Global Market under the symbol “BGCP.”

It is recommended that these condensed combined financial statements be read in conjunction with the audited combined financial statements for the year ended December 31, 2007 included within this prospectus. Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), certain information and footnote disclosures, including significant accounting policies, normally included in fiscal year financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The Condensed Combined Statement of Financial Condition at March 31, 2008, was derived from the audited financial statements. The results of operations for any interim period are not necessarily indicative of results for the full year.

Recently Adopted Accounting Pronouncements:

SFAS No. 157:    In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability, in an orderly transaction between market participants. SFAS 157 nullifies the consensus reached in EITF Issue No. 02-3 prohibiting the recognition of day-one gain or loss on derivative contracts where the firm cannot verify all of the significant model inputs to observable market data and verify the model to market transactions. However, SFAS 157 requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model, if market participants would also include such an adjustment. In addition, SFAS 157 prohibits the recognition of block discounts for large holdings of unrestricted financial instruments where quoted prices are readily and regularly available in

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

an active market. The provisions of SFAS 157 are to be applied prospectively, except for changes in fair value measurements that result from the initial application of SFAS 157 to existing derivative financial instruments measured under EITF Issue No. 02-3, existing hybrid instruments measured at fair value, and block discounts, which are to be recorded as an adjustment to opening retained earnings in the year of adoption. The Division adopted the provisions of SFAS 157 when they became effective on January 1, 2008.

SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are as follows:

•	Level 1 Measurements—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 Measurements—Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly.

•	Level 3 Measurements—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

In determining fair value, the Division separates its financial instruments owned and its financial instruments sold, but not yet purchased into two categories: cash instruments and derivative contracts.

•

Cash Instruments—The Division’s cash instruments are generally classified within level 1 or level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, many other sovereign government obligations and active listed equities. Such instruments are generally classified within level 1 of the fair value hierarchy. The Division does not adjust the quoted price for such instruments, even in situations where the Division holds a large position and a sale could reasonably impact the quoted price.

The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, other sovereign government obligations, money market securities, and less liquid listed equities, state, municipal and provincial obligations. Such instruments are generally classified within level 2 of the fair value hierarchy.

•

Derivative Contracts—Derivative contracts can be exchange-traded or OTC. Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Division generally values exchange-traded derivatives using the closing price of the exchange-traded derivatives. OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, broker or dealer quotations or alternative pricing sources with reasonable levels of price

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

transparency. For OTC derivatives that trade in liquid markets, such as generic forwards, swaps and options, model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within level 2 of the fair value hierarchy.

See Note 2 for further information on SFAS 157.

SFAS No. 159:     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 was effective for the Division as of January 1, 2008. There were no assets for which the fair valuation was adopted. The adoption of SFAS 159 did not have a material impact on the Division’s financial condition, results of operations or cash flows.

New Accounting Pronouncements:

SFAS No. 141(R):     In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) replaces SFAS 141, Business Combinations. SFAS 141(R) retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141(R) amends the recognition provisions for assets and liabilities acquired in a business combination, including those arising from contractual and noncontractual contingencies. SFAS 141(R) also amends the recognition criteria for contingent consideration. SFAS 141(R) is effective as of January 1, 2009. Early adoption is not permitted. The Division is currently evaluating the potential impact of adopting SFAS 141(R) on its combined financial statements.

SFAS No. 160:     In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Combined Financial Statements—an amendment to ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary, a parent’s ownership interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 is effective as of January 1, 2009. Early adoption is not permitted. The Division is currently evaluating the potential impact of adopting SFAS 160 on its combined financial statements.

SFAS No. 161:     In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations and (c) how derivative instruments and related hedged items affect an entity’s financial position,

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

financial performance and cash flow. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. SFAS 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Division is currently evaluating the potential impact of adopting SFAS 161.

2. Fair Value of Financial Assets and Liabilities

The following table sets forth the Division’s financial assets, including those pledged as collateral; and financial liabilities at fair value. At any point in time, the Division may use cash instruments as well as derivatives to manage a long or short risk position.

	March 31, 2008
	Assets	Liabilities
Commercial paper, certificates of deposit, time deposits and other money market instruments	$138	$—
Sovereign obligations	30,219	—
Equities and convertible debentures	2,446	—
Derivative contracts	959	810

Total	$33,762	$810

The following tables set forth by level within the fair value hierarchy financial assets and liabilities accounted for at fair value under SFAS 157 at March 31, 2008. As required by SFAS 157, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. (See Note 1 for further information on the fair value hierarchy.)

	Assets at Fair Value at March 31, 2008 (in thousands)
	Level 1	Level 2	Level 3	Netting and Collateral	Total
Commercial paper, certificates of deposit, time deposits and other money market instruments	$—	$138	$—	$—	$138
Sovereign obligations	—	30,219	—	—	30,219
Equities and convertible debentures	2,446	—	—	—	2,446
Derivative contracts	—	959	—	—	959

Total assets at fair value	$2,446	$31,316	$—	$—	$33,762

	Liabilities at Fair Value at March 31, 2008 (in thousands)
	Level 1	Level 2	Level 3	Netting and Collateral	Total
Commercial paper, certificates of deposit, time deposits and other money market instruments	$—	$—	$—	$—	$—
Sovereign obligations	—	—	—	—	—
Equities and convertible debentures	—	—	—	—	—
Derivative contracts	—	810	—	—	810

Total liabilities at fair value	$—	$810	$—	$—	$810

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

3. Securities Owned

The Division allows certain of its brokerage desks to enter into unmatched principal transactions in the ordinary course of business for the purpose of facilitating transactions, adding liquidity, improving customer satisfaction, increasing revenue opportunities, attracting additional order flow and, in a limited number of instances and subject to risk management limits, for the purpose of proprietary trading. Unmatched principal transactions were $32.8 million at March 31, 2008 and $31.7 million at December 31, 2007.

Securities owned consisted of the following (in thousands):

	March 31, 2008	December 31, 2007
Sovereign obligations	$30,219	$30,511
Other	2,584	1,224

	$32,803	$31,735

As of March 31, 2008, the Division had pledged $30.5 million of securities owned as collateral consisting primarily of sovereign obligations. These securities were pledged to satisfy deposit requirements at various exchanges or clearing organizations. As of December 31, 2007, the Division had pledged $31.4 million of securities owned as collateral. These securities were pledged to satisfy deposit requirements at various exchanges or clearing organizations and $20.8 million was used as collateral in Reverse Repurchase Agreements (as defined below).

As of March 31, 2008 and December 31, 2007, there were no impairments to the securities owned.

4. Collateralized Transactions

Securities purchased under agreements to resell (“Reverse Repurchase Agreements”) are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be resold, including accrued interest.

For Reverse Repurchase Agreements, it is the Division’s policy to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under Reverse Repurchase Agreements. Collateral is valued daily and the Division may require counterparties to deposit additional collateral or return collateral pledged when appropriate. Certain Reverse Repurchase Agreements are with Cantor (see Note 7, Related Party Transactions, for more information regarding these agreements). As of March 31, 2008, the Division had received U.S. Government and agency securities as collateral with a fair value of $363.4 million, of which $22.8 million was repledged to exchanges or clearing organization to fulfill our deposit requirements. As of December 31, 2007, the Division had received U.S. Government and agency securities as collateral with a fair value of $89.7 million, of which $28.3 million was repledged to exchanges or clearing organizations to fulfill our deposit requirements. Of the $28.3 million repledged to exchanges or clearing organizations, $20.8 million pertained to Reverse Repurchase Agreements with Cantor.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

5. Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

Receivables from and payables to brokers, dealers, customers and related broker-dealers primarily represent amounts due for undelivered securities and amounts related to open derivative contracts. Receivables from clearing organizations primarily represent cash on deposit with various exchanges and clearing organizations to facilitate the settlement and clearance of certain brokerage activities.

The receivables from and payables to brokers, dealer, clearing organizations, customers and related broker-dealers consisted of the following (in thousands):

	March 31, 2008	December 31, 2007
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to deliver	$60,466	$93,146
Open derivative contracts	959	23,094
Receivables from clearing organizations	86,253	81,574
Other receivables from brokers, dealers and customers	42,288	23,265

Total	$189,966	$221,079

Payables to brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to receive	$26,428	$88,873
Net pending trades	322,390	56,231
Open derivative contracts	810	23,450
Payables to clearing organizations	36,335	23,747
Other payables to brokers, dealers and customers	17,903	78,164

Total	$403,866	$270,465

A portion of these receivables and payables is with Cantor (see Note 7, Related Party Transactions, for additional information related to these receivables and payables).

Substantially all open fail to deliver and fail to receive transactions as of March 31, 2008 have subsequently settled at the contracted amounts.

6. Derivatives

The Division has both OTC and exchange-traded derivative contracts. These derivative contracts primarily consist of bond futures, commodities, interest rate and foreign exchange futures, options, forwards and swaps. We enter into derivative contracts to facilitate client transactions, to hedge principal positions and to facilitate hedging activities of affiliated companies. Open derivative contracts are recognized at the fair value of the related assets and liabilities as part of “Receivables from or payables to brokers, dealers, clearing organizations, customers and related broker dealers” on the accompanying Condensed Combined Statements of Financial Condition.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Fair values of derivative contracts are determined from quoted market prices or other public price sources. The Division does not designate any derivative contracts as hedges for accounting purposes. The change in fair value of derivative contracts is reported as part of “Principal transactions” on the accompanying Condensed Combined Statements of Operations.

The fair value of derivative financial instruments, computed in accordance with our netting policy, is set forth below (in thousands):

	March 31, 2008		December 31, 2007
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$435	$428	$110	$98
Swap agreements	524	382	22,503	22,975
Futures	—	—	328	224
Option contracts	—	—	153	153

Total	$959	$810	$23,094	$23,450

Transactions with off-balance-sheet risk are primarily short-term in duration. At March 31, 2008 and December 31, 2007, the notional amounts of derivative instruments used for trading purposes were $335.7 million and $2.2 billion, respectively. These contracts had remaining maturities of less than one year.

A portion of the Division’s derivative contracts is with Cantor. The fair value of derivative financial instruments with Cantor is set forth below (in thousands):

	March 31, 2008		December 31, 2007
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$333	$206	$78	$—
Swap agreements	524	382	3,282	4,734
Futures	—	—	328	224

Total	$857	$588	$3,688	$4,958

At March 31, 2008 and December 31, 2007, the notional amounts outstanding for derivative contracts with Cantor totaled $324.7 million and $933.5 million, respectively.

The following table summarizes the credit quality of the Division’s trading-related derivatives by showing counterparty credit ratings, excluding derivative contracts with Cantor, for the replacement cost of contracts in a gain position at March 31, 2008.

Rating(a)	Net Replacement Cost (in thousands)
A	$49
Other(b)	53

(a)	Credit ratings based on Standard & Poor’s.
(b)	“Other” indicates counterparties’ for which no credit rating was available from an independent third-party source. It does not necessarily indicate that the counterparties’ credit is below investment grade.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

7. Related Party Transactions

Joint Services Agreement

The Division shares revenues with Cantor and its affiliates under the Amended and Restated Joint Services Agreement (“JSA”). Since Cantor holds a significant interest in the Division, such transactions among and between Cantor and the Division are on a basis that might not be replicated if such revenue sharing arrangements were between, or among, unrelated parties.

Under the JSA, the Division recognized expenses in the relation to the revenue sharing agreements with eSpeed of $9.9 million and $8.7 million for the periods ended March 31, 2008 and 2007, respectively. These expenses are included as part of “Fees to related parties” on the accompanying Condensed Combined Statements of Operations.

As part of BGC’s separation from Cantor and merger with eSpeed on April 1, 2008, the JSA was terminated. Accordingly, the expenses previously recognized related to the revenue share with eSpeed will not be recorded going forward.

Administrative and Technology Services

The Division provides certain administrative support services to Cantor and its affiliates and Cantor provides certain administrative services to the Division. Cantor also provides certain introductory, clearing, settlement, and technology services to the Division and the Division may provide clearing and execution services to Cantor in the future. Since Cantor holds a significant interest in the Division, such transactions among and between Cantor and the Division are on a basis that might not be replicated if such service arrangements were between, or among, unrelated parties.

For the periods ending March 31, 2008 and 2007, the Division was charged $8.8 million and $7.1 million, respectively, for the services provided by Cantor and its affiliates. These charges are included as part of “Fees to related parties” on the accompanying Condensed Combined Statements of Operations. For the periods ending March 31, 2008 and 2007, the Division recognized revenue for the services it provides to Cantor and its affiliates of $13.1 million and $8.9 million, respectively. These revenues are included as part of “Fees from related parties” on the accompanying Condensed Combined Statements of Operations.

Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

In Europe and the United States, certain trades executed by the Division are cleared and settled by Cantor. Additionally, in the United Kingdom, the Division places certain trades on behalf of Cantor and its affiliates.

Amounts due from or to Cantor for undelivered securities or open derivative contracts are included as part of “Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers” on the accompanying Combined Statements of Financial Condition. As of March 31, 2008 and December 31, 2007, the Division had receivables from Cantor of $0.9 million and $3.7 million, respectively. Additionally, as of March 31, 2008 and December 31, 2007, the Division had payables to Cantor of $0.6 million and $5.0 million, respectively.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Forgivable Loans and Other Receivables from Employees

The Division has entered into various agreements with certain of its employees whereby these employees receive forgivable loans. As of March 31, 2008 and December 31, 2007, the unamortized balance of these forgivable loans was $63.7 million and $55.8 million, respectively. These forgivable loans are included as part of “Forgivable loans and other receivables from employees” on the accompanying Condensed Combined Statements of Financial Condition. Amortization expense for these forgivable loans for the three months ended March 31, 2008 and 2007 was $8.0 million and $9.5 million, respectively. Amortization expense for forgivable loans is included as part of “Compensation and employee benefits” on the accompanying Condensed Combined Statements of Operations.

Additionally, from time to time, the Division enters into agreements with employees whereby we grant bonus and salary advances or other types of loans that are non-forgivable. These advances and loans are repayable in the timeframes outlined in the underlying agreements. As of March 31, 2008 and December 31, 2007, the balance of these advances and non-forgivable loans was $5.2 million and $7.5 million, respectively. These advances and non-forgivable loans are included as part of “Forgivable loans and other receivables from employees” on the accompanying Condensed Combined Statements of Financial Condition.

Securities Purchased Under Agreements to Resell

From time to time, the Division enters into overnight Reverse Repurchase Agreements with Cantor, whereby the Division receives government or eligible equity securities as collateral. As of March 31, 2008 and December 31, 2007, the Division had $361.2 million and $80.9 million, respectively, of Reverse Repurchase Agreements with Cantor, of which the fair value of the collateral received from Cantor was $363.4 million and $82.2 million, respectively.

Short-Term Borrowings

On March 31, 2008, the Division borrowed $115.0 million from eSpeed to facilitate BGC’s separation from Cantor. The note was repaid in its entirety on April 4, 2008. This loan is recorded as “Short-term borrowings from related parties” on the accompanying Condensed Combined Statements of Financial Condition.

Notes Payable

Historically, the Division had various subordinated loans and notes payable outstanding to Cantor. At December 31, 2007, the amount of outstanding notes payable to Cantor was $196.8 million. All of these notes were repaid prior to BGC’s separation from Cantor on March 31, 2008.

The Division incurred interest expense related to the notes payable to Cantor of $4.0 million and $5.0 million for the periods ended March 31, 2008 and 2007, respectively. Interest expense related to these notes is recorded as part of “Interest expense” on the accompanying Condensed Combined Statements of Operations.

Partnership Units

Prior to 2008, Cantor provided awards to certain employees of the Division in the form of grant units in Cantor (“grant units”). Grant units entitled the employees to participate in quarterly distributions of Cantors net income and to receive certain post-termination payments.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Grant units awarded to employees of the Division in 2005 vested immediately upon receipt by the employee. Grant units awarded to employees of the Division in 2006 and 2007 generally vested over a four-year period. In connection with BGC’s separation from Cantor, the unvested portion of the Cantor grant units that had been awarded to individuals whose partnership interests were contributed to BGC Holdings, LP (“BGC Holdings”) were transferred to BGC Holdings on March 31, 2008. (See Note 11, Stock-Based Compensation, for more information regarding treatment of the grant units).

8. Investment and Joint Venture

As of March 31, 2008 and December 31, 2007, the Division’s investment in Freedom was $9.9 million and $9.9 million, respectively.

9. Goodwill and Other Intangible Assets

In March 2008, the Division acquired Radix Energy (Singapore) Pte Ltd (“Radix”) for $5.0 million. Radix is an OTC energy broker based in Singapore. This acquisition will enable the Division to offer its clients voice and electronic brokerage services in the world’s energy markets for the first time, with products including crude oil, fuel oil, naptha and middle distillates. Through this acquisition, the Division added approximately 30 brokers who continue to be based in Singapore serving clients throughout the region and beyond. In addition, certain employees of Radix received awards of equity instruments with an estimated fair value of $5.0 million issued upon closing of the merger between BGC and eSpeed. 526,315 REUs were issued to the employees and they vest and become exchangeable into common stock of the Combined Company over time as certain performance goals are met.

The $5.0 million in cash paid was allocated to goodwill. The purchase price allocation is preliminary and is dependent on the Division’s final analysis of the net assets, including intangibles; which is expected to be completed within the one-year period following the consummation of the acquisition. The results of operations of Radix have been included in the Division’s condensed combined financial statements subsequent to the date of acquisition. Goodwill will not be amortized but will be reviewed annually for impairment or more frequently if impairment indicators arise, in accordance with SFAS 142.

The changes in the carrying amount of goodwill at March 31, 2008 is as follows (in thousands):

Balance at December 31, 2007	$50,642
Radix acquisition	5,000

Balance at March 31, 2008	$55,642

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Other intangible assets consisted of the following (in thousands):

	March 31,	December 31,
	2008	2007
Gross intangible assets
Customer base/relationships	$11,052	$11,052
Internally developed software	2,890	2,890
Covenant not to compete	1,628	1,628
Trademarks	1,315	1,315

Total gross intangible assets	16,885	16,885
Accumulated amortization	(7,297)	(6,787)

	$9,588	$10,098

Amortization expense for the three months ending March 31, 2008 and 2007 was $0.5 million and $0.6 million, respectively. Intangible amortization is included as part of “Occupancy and equipment” in the accompanying Condensed Combined Statements of Operations. The estimated remaining aggregate amortization for 2008 is $1.5 million and for each of the next four fiscal years is as follows: $2.0 million in 2009, $1.7 million in 2010, $1.3 million in 2011 and $1.3 million thereafter.

10. Long-Term Notes

On March 31, 2008, the Division entered into a Note Purchase Agreement in which it authorized the issue and sale of $150.0 million principal amount of its Senior Notes to a number of investors. The Notes are due April 1, 2010, with interest payable semiannually at the rate of 5.19% per annum. The Division did not record any interest expense on these notes for the period ended March 31, 2008.

11. Stock-Based Compensation

Restricted Equity Units

On March 31, 2008, the Division granted approximately 1.0 million restricted equity units (“REUs”) to certain employees. Approximately 0.5 million of these REUS, which had an aggregate value of $5.2 million, vest over a three-year period, with 33.3% vesting in December 2008, 2009 and 2010. Approximately 0.5 million of these REUs, which had an aggregate value of $5.0 million were awarded in connection with the acquisition of Radix on March 3, 2008. These REUs vest over time as certain performance goals of the employees acquired from Radix are met.

In addition, on March 31, 2008, certain executives were granted approximately 0.5 million REUs, which had an aggregate value of $6.0 million. These REUs vested immediately upon grant date.

At March 31, 2008, these REUs were accounted for as liability awards under SFAS 123R. Compensation expense related to these REUs is recognized over the stated service period. The Division recognized compensation expense of $0.4 million for the period ended March 31, 2008. No compensation expense related to these REUs was recorded for the period ended March 31, 2007.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Restricted Stock Units

Upon closing of the merger, on April 1, 2008, the Combined Company, issued approximately 2.2 million restricted stock units (“RSUs”) to certain employees and others who provide services to the Combined Company. Approximately 1.0 million of these RSUs, with an aggregate estimated fair value of $7.9 million, vest over a two-year period, with 50% vesting in August 2008 and 2009. Approximately 1.2 million of these RSUs, with an aggregate estimated fair value of $11.9 million, vest over a three-year period, with 33.3% vesting in December 2008, 2009 and 2010.

At March 31, 2008, these RSUs were accounted for as liability awards under SFAS 123R. Total compensation expense related to these RSUs was approximately $2.3 million for the period ended March 31, 2008. No compensation expense related to these RSUs was recorded for the period ended March 31, 2007.

Partnership Units

Prior to 2008, Cantor provided awards to certain employees of the Division in the form of grant units in Cantor (“grant units”). Grant units entitled the employees to participate in quarterly distributions of Cantors net income and to receive certain post-termination payments. Grant units awarded to employees of the Division in 2005 vested immediately upon receipt by the employee. Grant units awarded to employees of the Division in 2006 and 2007 generally vested over a four-year period.

In connection with BGC’s separation from Cantor, the unvested portion of the Cantor grant units that had been awarded to individuals whose partnership interests were contributed to BGC Holdings, L.P. (“BGC Holdings”) were transferred to BGC Holdings on March 31, 2008.

As of March 31, 2008 and December 31, 2007, the fair value of the grant units held by our employees was $3.0 million and $2.6 million, respectively. As of March 31, 2008 and December 31, 2007, the notional amount of grant units outstanding was $6.3 million and $5.6 million, respectively.

For the three months ended March 31, 2008 and 2007, the Division recorded total non-cash compensation expense of $0.2 million and income of $0.1 million, respectively, to account for fair value adjustments.

12. Commitments, Contingencies and Guarantees

Contingencies

In the ordinary course of business, various legal actions are brought and are pending against us in the United States and internationally. In some of these actions, substantial amounts are claimed. We are also involved, from time to time, in other reviews, investigations and proceedings by governmental and self-regulatory agencies (both formal and informal) regarding our business, judgments, settlements, fines, penalties, injunctions or other relief.

Legal reserves are established in accordance with SFAS No. 5, “Accounting for Contingencies” when a material legal liability is both probable and reasonably estimable. Once established, reserves are adjusted when there is more information available or when an event occurs requiring a change. As of March 31, 2008, we had legal reserves of $5.2 million pertaining to employment and competitor-related litigation matters.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

Letter of Credit Agreements

We have irrevocable uncollateralized letters of credit with various banks that are used in lieu of margin and deposits with clearing organizations. As of March 31, 2008, we are contingently liable for $59.2 million under these letters of credit. We pay an average fee of .38 % on our letters of credit. As of March 31, 2008, we did not have any funds available under these letters of credit.

Risk and Uncertainties

We generate revenues by providing securities trading and brokerage activities to institutional customers and by executing and, in some cases, clearing transactions for institutional counterparties. Revenues for these services are transaction-based. As a result our revenues could vary based on the transaction volume of global financial markets. Additionally, our financing is sensitive to interest rate fluctuations, which could have an impact in our overall profitability.

Guarantees

We provide guarantees to securities clearing houses and exchanges which meet the definition of a guarantee under FASB Interpretations No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Under these standard securities and clearinghouse and exchange membership agreements, members are required to guarantee, collectively, the performance of other members and, accordingly, if another member becomes unable to satisfy its obligations to the clearinghouse or exchange, all other members would be required to meet the shortfall. In the opinion of Management, our liability under these agreements is not quantifiable and could exceed the cash and securities they have posted as collateral. However, the potential of being required to make payments under these arrangements is remote. Accordingly, no contingent liability was recorded in the accompanying Condensed Combined Statements of Financial Condition.

13. Employee Benefit Plans

Our employees are eligible to participate in the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the “Deferred Compensation Plan”), whereby eligible employees may elect to defer a portion of their salaries by directing us to contribute to the Deferred Compensation Plan.

The Plan is available to all employees meeting certain eligibility requirements and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The administration of the Deferred Compensation Plan is performed by Cantor. The Division pays its proportionate share of such administrative costs under the Administrative Services Agreement.

14. Regulatory Requirements

Many of our businesses are subject to regulatory restrictions and minimum capital requirements. These regulatory requirements may restrict our ability to withdraw capital from regulated subsidiaries.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

As of March 31, 2008, $215.5 million of net assets were held by regulated subsidiaries. These subsidiaries had aggregate regulatory net capital, as defined, in excess of the aggregate regulatory requirements, as defined, of $96.3 million.

15. Geographic Information

Segment information

We currently operate our business in one reportable segment that of providing integrated voice and electronic brokerage services to the wholesale, inter-dealer markets in a broad range of products and services, including brokerage services for global fixed income securities, equities, futures, foreign exchange, derivatives and other instruments, including complementary proprietary market data offerings.

Geographic information

We offer our products and services in the North America (primarily in the United States), Europe (primarily in the United Kingdom) and the Asia-Pacific region. The information that follows, in management’s judgment, provides a reasonable representation of the activities of each region as of and for the periods indicated.

Revenues by geographic area were as follows (in thousands):

	Three Months Ended March 31,
	2008	2007
United Kingdom	$145,121	$115,778
United States	74,813	62,781
AMEA (1)	47,132	31,199
France	36,419	25,458
Other Europe	4,791	5,434
Other Americas	1,453	1,241

	$309,729	$241,891

Long-lived assets by geographic area were as follows (in thousands):

	March 31,	December 31,
	2008	2007
United Kingdom	$97,720	$99,789
United States	67,942	68,212
AMEA (1)	22,308	16,200
France	28,029	26,880
Other Europe	3,176	3,311
Other Americas	998	1,037

	$220,173	$215,429

(1)	AMEA reflects revenues and long-lived assets in Africa, Middle East and Asia-Pacific.

BGC DIVISION

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)

16. Subsequent Event

On April 1, 2008, BGC Partners, LLC, merged pursuant to the Agreement and Plan of Merger, with and into eSpeed, Inc. Upon closing of the merger, eSpeed, Inc. was renamed BGC Partners, Inc. (the “Combined Company”).

The following are some of the key elements of the merger:

In the merger, an aggregate of 133,860,000 shares of common stock and rights to acquire shares of the Combined Company were issued. Of these shares, 56,000,000 were in the form of Class B common stock or rights to acquire Class B common stock, and the remaining 77,860,000 shares and rights to acquire shares were in the form of Class A common stock or rights to acquire Class A common stock. Stockholders of eSpeed hold the same number and class of shares of the Combined Company’s common stock that they held in eSpeed prior to the merger. As such, the Combined Company had approximately 73 million shares of Class A and Class B common stock outstanding upon closing of the merger. The Combined Company’s Class A common stock trades on the NASDAQ Global Market under the symbol “BGCP.”

Upon closing of the merger, certain related-party agreements terminated, specifically the JSA and the CO2e services agreements. Under these agreements, which were in effect until completion of the merger, eSpeed was entitled to receive a portion of Cantor’s, BGC’s and CO2e’s revenues as fees for providing electronic brokerage services, voice-assisted brokerage services, fulfillment services and related services such as credit risk management, oversight of customer suitability and regulatory compliance, sales position of products and other services customary to marketplace intermediary operations.

Upon closing of the merger, various administrative agreements that had been in place between the Combined Company and Cantor were replaced with a new agreement. Under the new agreement, the parties shall provide administrative and other support services to each other. Such support services include allocations for occupancy of office space, utilization of fixed assets and accounting, operations, human resources, legal , risk, credit, tax, facilities management, insurance procurement, promotional and marketing, and other miscellaneous services to which the parties reasonably agree.

In connection with the merger, the Combined Company adopted an amended and restated Long-Term Incentive Plan (the “Plan”), which superseded eSpeed’s LT Plan. The purpose of the Plan is to advance the interests of the Combined Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Combined Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Combined Company, thereby promoting a closer identity of interests between such persons and the Combined Company’s stockholders. Pursuant to the Plan, the total number of shares of stock that may be subject to outstanding awards, determined immediately after the grant of any award, shall not exceed the greater of 40 million shares, or such number that equals 15% of the total number of shares of all classes of the Combined Company’s common stock outstanding at the effective time of such grant, provided that the aggregate number of shares of common stock delivered pursuant to the exercise or settlement of awards granted under the Plan shall not exceed 60 million shares.